UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 5, 2011

        The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 5, 2011 at 10:30 a.m. for the following matters:

  1.
  To elect ten individuals (Joel S. Beckman, David E. Berges, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, David C. Hill and David L. Pugh) to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  2.
  To conduct an advisory vote to approve executive compensation;

  3.
  To conduct an advisory vote on the frequency of conducting an advisory vote regarding executive compensation;

  4.
  To approve the Management Incentive Compensation Plan, as amended and restated;

  5.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011; and

  6.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders of record at the close of business on March 15, 2011 will be entitled to vote at the meeting and any adjournments or postponements. A list of these stockholders will be available for inspection at the executive offices of Hexcel and will also be available for inspection at the annual meeting.

By order of the board of directors

Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: March 18, 2011

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND COMPLETE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
PRE-ADDRESSED, POSTAGE-PAID, RETURN ENVELOPE.

i

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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 5, 2011

THE MEETING

        This proxy statement is furnished to the holders of Hexcel Corporation ("Hexcel" or the "company") common stock (the "Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the company (the "board of directors" or the "board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 2011, or any adjournments or postponements thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about March 18, 2011.

        Only stockholders of record at the close of business on March 15, 2011, will be eligible to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, 97,859,864 shares of Common Stock were issued and outstanding and such shares were held by 1,036 holders of record. The holders of 48,929,983 shares will constitute a quorum at the meeting.

        Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. All shares that are represented by effective proxies received by the company in time to be voted shall be voted at the Annual Meeting or any adjournments or postponements thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. If a stockholder returns a signed proxy and does not otherwise instruct how to vote on the proposals, then the shares represented by the proxy will be voted in favor of each of the director candidates nominated by the board, for approval of our executive compensation, in favor of our recommendation on the frequency of conducting an annual advisory vote on executive compensation, in favor of the approval of Hexcel's Management Incentive Compensation Plan, and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2011, and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof. Proxies submitted with abstentions will be included in determining whether or not a quorum is present.

        Pursuant to the rules of the New York Stock Exchange ("NYSE"), if you hold your shares in street name through a broker, your broker is not permitted to vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory vote on executive compensation), Proposal 3 (advisory vote on frequency of advisory vote on executive compensation) or Proposal 4 (approval of Management Incentive Compensation Plan) unless you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Proposals 1-4, your shares that are voted on any other matter will count toward a quorum but your broker cannot vote your shares on Proposals 1-4 (a "broker non-vote"). Accordingly, shares subject to a broker non-vote will be disregarded and will have no effect on the outcome of the vote on Proposals 1-4. However, if you obtain, sign and return a voting instruction card to your broker, your shares will be voted as you instruct or, if you do not provide instructions on the returned card, your shares will not be voted on Proposals 1-4, but may be voted, in the proxy holder's discretion, on Proposal 5 and any other matters on which the proxy holder may properly vote. We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Management has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut, 06902, to assist in soliciting proxies for a fee of approximately $8,000, plus reasonable out-of-pocket expenses. Our employees may solicit proxies on behalf of our board through the mail, in person, and by telecommunications. We will request that brokers and nominees who hold shares of common stock in their names furnish proxy solicitation materials to beneficial owners of the shares, and we will reimburse the brokers and nominees for reasonable expenses incurred by them.

Revoking a Proxy

        Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by:

  •
  mailing a revocation to Mr. Ira J. Krakower, the Secretary of the company, at the above address with a later date than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  submitting another properly completed proxy dated later than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  by filing a written revocation at the Annual Meeting with Mr. Krakower, the Secretary of the company; or

  •
  by casting a ballot at the meeting.

        If you are an employee stockholder that holds shares through one of our benefit plans, you may revoke voting instructions given to the trustee for the applicable plan by following the instructions under "Employee Stockholder" in this proxy statement.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

  Proposal 1—Election of Directors

        Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are ten directors to be elected. The board has nominated David E. Berges, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Thomas A. Gendron, Jeffrey A. Graves, David C. Hill and David L. Pugh for election to the board. Each of these ten nominees is currently a director of the company. A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. "Broker non-votes" will be disregarded and will have no effect on the outcome of the vote. Under applicable Delaware law, a proxy marked to withhold authority to vote on a proposal to elect directors will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR the election of each of the board's nominees for director.

  Proposal 2—Advisory Vote to Approve Executive Compensation

        Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the advisory vote receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. "Broker non-votes" will be disregarded and will have no effect on the outcome of the vote. The vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration as one factor when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from shareholder outreach programs. The board of directors recommends that you vote FOR approval of the resolution on the Advisory Vote on Executive Compensation.

  Proposal 3—Advisory Vote Regarding Frequency of Conducting an Advisory Vote on Executive Compensation

        You may elect to have the vote on the frequency of conducting an advisory vote on executive compensation held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the board's recommendation. "Broker non-votes" will be disregarded and will have no effect on the outcome of the vote. The vote is advisory and non-binding. The compensation committee will consider the outcome in recommending a voting frequency to the board of directors, but will not be bound either by its own recommendation or by the outcome of the vote, and may choose to conduct the vote more or less frequently in the future based on other factors, such as feedback from shareholder outreach programs, the adoption or revision of compensation policies, or the outcome of "Say on Pay" votes. The board of directors recommends that you vote FOR an ANNUAL shareholder advisory vote about compensation awarded to the company's named executive officers.

  Proposal 4—Approval of Management Incentive Compensation Plan

        Approval of the Management Incentive Compensation Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. "Broker non-votes" will be disregarded and will have no effect on the outcome of the vote. The board of directors recommends that you vote FOR approval of the Management Incentive Compensation Plan.

  Proposal 5—Ratification of Independent Registered Public Accounting Firm

        Ratification of the appointment of PricewaterhouseCoopers LLP to audit the company's financial statements for 2011 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is responsible for appointing the company's independent registered public accounting firm. The audit committee is not bound by the outcome of this vote but will consider these voting results when selecting the company's independent auditor for 2011. The board of directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for 2011.

 How to Vote Your Shares

  Voting shares you hold through a nominee

        If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how your shares should be voted. You can complete that firm's voting instruction form and return it as requested by the firm. If the firm offers

Internet or telephone voting, the voting form will contain instructions on how to vote using those voting methods.

  If You Plan to Attend the Meeting

        Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

  Voting in person

        If you are a registered stockholder, you may vote your shares in person by ballot at the Annual Meeting.

        If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a "legal proxy" from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

  Employee Stockholders

        If you hold shares through our employee stock purchase plan or our tax-deferred 401(k) savings plan, you will receive a separate voting instruction form to instruct the custodian or trustee for the applicable plan as to how to vote your shares. With respect to the 401(k) plan, all shares of Common Stock for which the trustee has not received timely instructions shall be voted by the trustee in the same proportion as the shares of Common Stock for which the trustee received timely instructions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. With respect to our employee stock purchase plan, we have been advised by the custodian that all shares of Common Stock for which the custodian has not received timely instructions will not be present for quorum purposes and will not be voted.

Inspectors of Election

        At the Annual Meeting, American Stock Transfer & Trust Company will count the votes. Its officers or employees will serve as inspectors of election.

PROPOSAL 1—ELECTION OF DIRECTORS

        At the 2011 annual meeting, ten directors will be elected to hold office until the 2012 annual meeting and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the board are currently serving as directors of Hexcel.

        Shares represented by an executed and returned proxy card will be voted for the election of the ten nominees recommended by the board, unless the proxy is marked to withhold authority to vote. If any nominee for any reason is unable to serve, the shares of common stock represented by the proxy card may, at the board's discretion, be voted for an alternate person as the board may nominate. We are not aware of any nominee who will be unable to or will not serve as a director. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

        A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Information Regarding the Directors

        All but one of our current directors have been nominated for re-election to the board. Set forth below is certain information concerning each of our current directors. The only current director that has not been nominated for re-election to the board is David C. Hurley, who has reached the age of 70 and is no longer eligible to serve on the board. The number of directors was increased to 11 as of December 7, 2010. As of the date of the annual meeting, the number of directors will be reduced to ten.

Name	Age on March 15, 2011	Director Since	Position(s) With Hexcel
David E. Berges	61	2001	Chairman of the Board; Chief Executive Officer; Director
Joel S. Beckman	55	2003	Director
Lynn Brubaker	53	2005	Director
Jeffrey C. Campbell	50	2003	Director
Sandra L. Derickson	58	2002	Director
W. Kim Foster	62	2007	Director
Thomas A. Gendron	50	2010	Director
Jeffrey A. Graves	49	2007	Director
David C. Hill	64	2008	Director
David L. Pugh	62	2006	Director

        DAVID E. BERGES has served as our Chairman of the Board of Directors and Chief Executive Officer since July 2001, and was our President from February 2002 to February 2007. Prior to joining Hexcel, Mr. Berges was President of the Automotive Products Group of Honeywell International Inc. from 1997 to July 2001 and Vice President and General Manager, Engine Systems and Accessories, at AlliedSignal Aerospace from 1994 to 1997. Previously Mr. Berges was President and Chief Operating Officer of Barnes Aerospace, a division of Barnes Group Inc. Mr. Berges spent the first fifteen years of his career in a variety of managerial and technical positions with the General Electric Company. Mr. Berges was a director of Dana Corporation from 2004 to January 2008.

        JOEL S. BECKMAN has been a director of Hexcel since March 2003, and is chair of the finance committee of Hexcel and a member of our compensation committee. Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is on the board of a number of private companies, and is active in various civic organizations.

        LYNN BRUBAKER has been a director of Hexcel since December 2005, and is a member of our compensation committee and nominating and corporate governance committee. She retired after spending over 25 years in the aerospace industry in a variety of executive, operations, sales and marking and customer support roles. From 1999 until June 2005 she was Vice President/General Manager—Commercial Aerospace for Honeywell International, with her primary focus in that role being on business strategies and customer operations for Honeywell's global commercial markets. From 1997 to 1999, Ms. Brubaker was Vice President Americas for Honeywell, and from 1995 to 1997, prior to AlliedSignal's merger with Honeywell, she was Vice President, Marketing, Sales and Support Operations, for AlliedSignal. Prior to joining AlliedSignal, Ms. Brubaker held a variety of management positions with McDonnell Douglas, Republic (predecessor to Northwest Airlines), and Comair. Ms. Brubaker has been a director of FARO Technologies, Inc. since July 2009, and currently serves on the board of a variety of private companies and other business organizations.

        JEFFREY C. CAMPBELL has been a director of Hexcel since November 2003, and is chair of our audit committee. Mr. Campbell has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998.

        SANDRA L. DERICKSON has been a director of Hexcel since February 2002. Ms. Derickson is chair of our nominating and corporate governance committee and is a member of the compensation committee. Ms. Derickson retired from HSBC in February 2007. She held several management positions at HSBC from September 2000 to February 2007 including President and Chief Executive Officer, HSBC Bank USA; Vice Chairman, HSBC Finance; and Group Executive, HSBC Finance. During her tenure, she was responsible for private label credit cards, insurance services, taxpayer services, auto financing and some of the Group's mortgage businesses. From 1976 to 1999, Ms. Derickson held various management positions with General Electric Capital Corporation, the last of which was President of GE Capital Auto Financial Services. Ms. Derickson was also an officer of the General Electric Company.

        W. KIM FOSTER has been a director of Hexcel since May 2007, and is a member of our audit committee. Mr. Foster has served as Executive Vice President and Chief Financial Officer of FMC Corporation, a chemical manufacturer serving various agricultural, industrial and consumer markets, since 2001. Prior to serving in his current role, Mr. Foster held numerous other executive and management positions with FMC, including Vice President and General Manager—Agricultural Products Group from 1998 to 2001; Director, International, Agricultural Products Group from 1996-1998; General Manager, Airport Products and Systems Division, 1991-1996; and Program Director, Naval Gun Systems, FMC Defense Group, from 1989 to 1991. Mr. Foster was a director of JLG Industries, Inc. from January 2005 to December 2006.

        THOMAS A. GENDRON has been a director of Hexcel since December 2010, and is a member of our compensation committee. Since 2007, Mr. Gendron has been Chairman, Chief Executive Officer and President of Woodward, Inc. (formerly Woodward Governor Company), a designer, manufacturer and service provider of energy control and optimization solutions used in global infrastructure equipment, serving the aerospace, power generation and distribution and transportation markets. Mr. Gendron was President and Chief Executive Officer of Woodward from 2005 to 2007 and President and Chief Operating Officer from 2002 to 2005. Prior to becoming President of Woodward, Mr. Gendron served in a variety of management positions at Woodward. Mr. Gendron is the chairman of the board of directors of Woodward.

        JEFFREY A. GRAVES has been a director of Hexcel since July 2007, and is a member of our finance committee and nominating and corporate governance committee. Dr. Graves has served as President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems, since 2005. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer (2003 to 2005); President and Chief Operating Officer (2002-2003); and Vice President of Technology and Engineering (2001-2002). From 1994 to 2001 Dr. Graves was employed by the General Electric Company, holding a variety of Management positions in GE's Power Systems Division from 1996 to 2001, and in the Corporate Research and Development Center from 1994 to 1996. Prior to General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves is also a member of the board of directors of C&D Technologies, Inc. and Teleflex, Inc., and served on the board of Technitrol, Inc. from January 2006 through May 2007.

        DAVID C. HILL has been a director of Hexcel since May 2008, and is a member of our audit committee and finance committee. Dr. Hill served as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, from 2001 until his retirement in December 2007. During this time he was also a Supervisory Board member of Sun Chemical Group B.V. Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials. From 1980 to 1997, Dr. Hill served at AlliedSignal Inc., where he was President, Fibers from 1991 to 1994, Chief Technology Officer, Engineered Materials from 1994 to 1995 and President, Specialty Chemicals through 1997. Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation. He holds a Ph.D. in Materials Science and Engineering as well as an M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology. Dr. Hill is a member of the board of directors of Symyx Technologies, Inc., and serves as a member of its compensation and governance committees.

        DAVID L. PUGH has been a director of Hexcel since July 2006, and is chair of our compensation committee. Mr. Pugh has served as the Chairman of Applied Industrial Technologies Inc., one of North America's leading industrial product distributors, since October 2000, and as Applied's Chief Executive Officer since January 2000. He was President of Applied from 1999 to October 2000. Prior to joining Applied, Mr. Pugh was senior vice president of Rockwell Automation and general manager of Rockwell's Industrial Control Group. Prior to joining Rockwell, Mr. Pugh held various sales, marketing and operations positions at Square D. Co. and Westinghouse Electric Corp.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Independence of Directors

        The board affirmatively determined that each of our nominees, other than Mr. Berges, our Chairman and Chief Executive Officer, meets the director independence requirements of the listing standards of the NYSE. In making these determinations our board considered all relevant facts and circumstances including whether a director has a "material relationship" with us as contemplated by the NYSE listing standards. One non-employee director has a direct or indirect relationship with us other than as a director of Hexcel. Ms. Brubaker is a director of a private aerospace company that is our customer. In determining that Ms. Brubaker is independent, our board considered, among other things, the sales to the private aerospace company as a percentage of our total sales, and that Ms. Brubaker has no significant direct or indirect pecuniary interest in the business relationship between us and the private aerospace company. Under applicable NYSE listing standards, Mr. Berges is not independent by virtue of his being employed by us.

Meetings and Standing Committees of the Board of Directors

  General

        During 2010 there were six meetings of the board and 18 meetings in the aggregate of the four standing committees of the board. The board also acted twice by written consent. Each of the incumbent directors who served on the board and its committees during 2010 attended or participated in at least 75% of the aggregate number of board meetings and applicable committee meetings held during 2010. A director is expected to regularly attend and participate in meetings of the board and of committees on which the director serves, and to attend the annual meeting of stockholders. Other than Mr. Gendron, who had not yet been elected to the board, each of the incumbent directors attended the last annual meeting of stockholders.

        The board has established the following standing committees: audit committee; compensation committee; finance committee; and nominating and corporate governance committee. The board may establish other special or standing committees from time to time. Members of committees serve at the discretion of the board. Each of our four standing committees operates under a charter adopted by the board. The charter for each committee except the finance committee requires that all members be independent as required by NYSE listing standards. The charter of the finance committee prohibits the committee from taking any action that is required by NYSE rules to be taken by a committee composed entirely of independent directors, unless the finance committee is composed entirely of independent directors. Our board has also adopted a set of corporate governance guidelines. All committee charters and the corporate governance guidelines can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

  Audit Committee

        The audit committee assists the board's oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications, independence and performance, and our internal audit function. During 2010 the audit committee held eight meetings. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 60 of this proxy statement. The current members of the audit committee are Messrs. Campbell (chair), Foster, Hill and Hurley.

        Each member of our audit committee is independent under applicable law and NYSE listing standards. All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our board has determined that Jeffrey C. Campbell, who currently is Executive Vice President and Chief Financial Officer of McKesson Corporation, is an audit committee financial expert under SEC rules.

        The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders and other persons. Any person with such a concern should report it to the board as set forth under "Contacting the Board" on page 13. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Employees should consult the Hexcel Code of Business Conduct for information on how to report any such concern.

        The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. These policies and procedures are described on page 61 of this proxy statement.

  Finance Committee

        The finance committee provides guidance to the board and management on significant financial matters, including the Company's capital structure, credit facilities, equity and debt issuances, acquisitions, divestitures and liquidity. During 2010 the finance committee held three meetings. The current members of the finance committee are Mr. Beckman (chair), Mr. Graves and Mr. Hill, each of whom is independent under NYSE listing standards.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee regularly seeks input from the board regarding the skills and attributes it believes new nominees should possess in order to strengthen the board; identifies and recommends to the board individuals qualified to serve as directors and on committees of the board; advises the board with respect to board and committee procedures; develops and recommends to the board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the board, the committees of the board and management. The committee has independent authority to select and retain any search firm to assist it in identifying qualified candidates for board membership, and has the sole authority to approve the search firm's fees and terms of engagement. The current members of the nominating and corporate governance committee are Ms. Derickson (chair), Ms. Brubaker and Mr. Graves, each of whom is independent under NYSE listing standards. During 2010 the nominating and corporate governance committee held two meetings.

        The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's supervision and oversight of our business and affairs. The committee also considers the following when selecting candidates for recommendation to the board: broad business knowledge, experience, professional relationships, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other factors that the committee considers appropriate, from time to time, in the context of the needs or stated requirements of the board.

        We do not have a formal policy with regard to consideration of diversity in identifying director nominees. However, both the charter of the nominating and corporate governance committee and our corporate governance guidelines list diversity as one of many attributes and criteria that the committee will consider when identifying and recruiting candidates to fill positions on the board. Our corporate governance guidelines also state that our board should generally have no fewer than ten directors to permit diversity of experience. The committee considers a broad range of diversity, including diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origin. Our informal policy regarding consideration of diversity is implemented through discussions among the committee members, and by the committee with our outside search firm and with senior management. The committee assesses the effectiveness of this policy through its annual self-evaluation, a report of which is delivered to the board. Every board candidate search undertaken by us includes diversity as a desired attribute for the candidate.

        All nominees for election to the board are currently serving as directors, and have served on our board for between four months to nine years. In concluding that our current directors should continue to serve on our board, we considered the following attributes of our directors, which we have observed during the tenure of our directors' service: extensive familiarity with large-scale manufacturing operations; industry expertise and professional relationships; the ability to utilize extensive past experience in management, finance, technology and operations, and other areas, to address issues we face on a consistent basis; collegiality and the ability to work together as a group; outstanding integrity and business judgment; and the ability to ask probing questions during board discussions and to carefully scrutinize significant business, financing and other proposals suggested by management. In addition to these factors and those mentioned in the preceding paragraph, we also considered the following in concluding that our current directors should continue to serve on our Board:

        Mr. Berges: prior to becoming CEO of Hexcel, had 30 years management and operations experience at GE, Barnes Group and Honeywell, including three years as President of the Automotive Group at Honeywell, a $2billion business with over 10,000 employees.

        Mr. Beckman: ten years' experience as managing partner of, and a founder of, Greenbriar Equity Group, a private equity firm that invests exclusively in transportation (including aerospace) companies;

18 years' experience at Goldman Sachs, where he founded the global transportation business group. In addition to Mr. Beckman's valuable contributions related to the transportation sector, his experience in private equity led to his appointment as chair of the finance committee and has made him a key contributor to refinancing discussions since joining the board.

        Ms. Brubaker: over 30 years' experience in the commercial aerospace, defense and space industries, in a variety of executive, operations, sales, marketing, customer support and independent consultant roles. Ms. Brubaker's experience runs the gamut from operator, to airframer, to original equipment manufacturer, to aftermarket. Her ongoing aerospace industry involvement and relationships provide the board with additional customer feedback independent of management. Ms. Brubaker has used her expertise in sales and marketing management to assess, advise and mentor our sales management.

        Mr. Campbell: extensive experience in finance and accounting, including his current role as CFO of McKesson, a $100 billion healthcare services company; over ten years in executive and management positions in the aerospace industry (American Airlines). Mr. Campbell's financial acumen has made him a valuable audit committee contributor (Mr. Campbell is chair of our audit committee), and due to his experience as CFO of a major public company he has provided valuable expertise and guidance in areas such as compliance, risk management, financing, investor relations and systems solutions.

        Ms. Derickson: 30 years executive and global operating experience with HSBC and General Electric, including overseeing acquisitions, start-ups and restructurings. Ms. Derickson's long career with large international companies provides important "best practice" perspectives in such areas as manpower development, succession planning, organizational design and growth. Ms. Derickson was our first director added after we identified diversity as a desired attribute for directors. As chair of the nominating and corporate governance committee she has led the development of a better balanced board, and scheduled corporate governance training for all directors.

        Mr. Foster: over 30 years management, operations and finance experience with FMC Corporation, an NYSE-listed chemical manufacturer, including the last seven years as CFO as well as experience as a director of another public company. Mr. Foster has been a valuable member of the audit committee since joining the board. He provides expertise and advice in the finance and investor relations areas, and his background in chemical operations has proven valuable in connection with discussions of capital spending and global sourcing.

        Mr. Gendron: experience as president and CEO of a NASDAQ-listed company spanning eight years; extensive operations and marketing experience in the aerospace and wind power industries. Mr. Gendron's expertise on wind turbine controls enables him to provide the board with insight as to the wind power industry, and offer guidance on the development of marketing strategies. In addition, Mr. Gendron's management experience at large scale manufacturers makes him well-suited to advise our operations management team. Mr. Berges suggested to our outside search firm that Mr. Gendron be included among other possible candidates for director.

        Mr. Graves: eight years' experience as a CEO of two NYSE-listed companies; significant global operations and R&D experience, including with GE; holds a PhD in Materials Science; extensive prior involvement in materials development and application processes for airframe and propulsion systems; significant experience as a director of other US public companies. In addition to the obvious value as an experienced CEO of two public companies, Mr. Graves was recruited to the board to help fill a critical need for additional technical expertise. He has extensive experience doing business in China and India, enabling him to provide valuable contributions to discussions related to our Asia and Far East strategy, particularly with respect to industrial markets such as wind energy. Each year, Mr. Graves and Mr. Hill have reviewed our R&D programs and organization and reported back to the board their findings and recommendations. In addition, he has advised on information technology projects based on his past experience with the implementation of Enterprise Resource Planning initiatives.

        Mr. Hill: over 40 years' management, operations and technology experience in large-scale chemicals and engineered materials organizations, including six years as CEO of Sun Chemical Corporation; extensive knowledge regarding the manufacture and use of carbon fiber; member of the National Association of Corporate Directors. Mr. Hill was selected to provide additional technical expertise, particularly related to large chemical-based fiber facilities. His extensive experience with the application of continuous improvement techniques to maximize capital efficiency has made him a key contributor to the board, particularly in connection with capital expansion, utilization and resources. Each year, Mr. Hill and Mr. Graves have reviewed our R&D programs and organization and reported back to the board their findings and recommendations.

        Mr. Pugh: CEO of an NYSE-listed company for ten years; extensive operations and sales and marketing experience in large-scale manufacturing organizations; and extensive experience as a director of public companies. Mr. Pugh's expertise in factory control systems and equipment maintenance programs has provided valuable expertise to the board and to our operations management team. Mr. Pugh is chair of the compensation committee and brings important perspectives in the executive compensation area to both the compensation committee and the board, as a result of his varied experiences with other public boards.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders, as well as by other means such as our non-management directors, our chief executive officer, and other executive officers. In considering candidates submitted by stockholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under "Contacting the Board" so that it is received at least 120 days prior to the anniversary date of our prior year's annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

  •
  The name and record address of the stockholder and evidence of the stockholder's ownership of Hexcel stock, including the class and number of shares owned of record or beneficially (and including any other direct or indirect pecuniary or economic interest in Hexcel stock) and the length of time the interest in the shares have been held

  •
  The name, age, business address and residence address of the candidate, a listing of the candidate's qualifications to be a director, and the person's consent to be named as a director if selected by the committee and nominated by the board

  •
  Any information about the stockholder and the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

  •
  A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

  •
  Any material interest of the stockholder relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

  •
  A description of all arrangements or understandings between the stockholder and any other person, naming such other person, relating to the recommendation of such candidate

        The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held.

  Compensation Committee

        The compensation committee oversees, reviews and approves our compensation and benefit plans and programs and defines the goals of compensation policy. In this capacity, the compensation committee administers our incentive plans and makes grants of stock options and/or awards of restricted stock units ("RSUs") or other equity based compensation to executive officers, other key employees, directors and consultants. The current members of the compensation committee are Mr. Pugh (chair), Mr. Beckman, Ms. Brubaker, Ms. Derickson and Mr. Gendron, each of whom is independent under NYSE listing standards. During 2010 the compensation committee held five meetings and acted once by written consent.

        Additional information regarding the compensation committee, including additional detail about the objectives, policies, processes and procedures of the compensation committee, and information with regard to the compensation consultant, is set forth in Compensation Discussion and Analysis on page 20 of this proxy statement.

Board Leadership Structure

        As stated in our Corporate Governance Guidelines, we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer. The board believes that it is appropriate for Mr. Berges to hold both offices because the combined role enables decisive leadership and clear accountability and enhances our ability to communicate our strategy clearly and consistently to stockholders and other key constituencies, such as our employees and key customers and suppliers. We also believe we have in place sound counter-balancing mechanisms to ensure that we maintain the highest standards of corporate governance and effective accountability of the CEO to the board, including the following:

  •
  Each of the other nine directors on the board is independent

  •
  The board has named a presiding director, whose responsibilities are described in detail below

  •
  Mr. Berges' performance and compensation is reviewed, and Mr. Berges' compensation is set, by the compensation committee, with formal oversight by the independent directors as a group

  •
  The independent directors meet in regular executive sessions without management

  •
  The board provides oversight of succession planning for executive positions.

        As noted above, our board has a presiding director. If the chairman of the board is independent, then the chairman will be the presiding director. If the chairman is not independent, as is the case with Mr. Berges, then the independent directors are required to designate an independent board member to serve as presiding director. The independent directors have designated Ms. Derickson to serve as presiding director. As presiding director, Ms. Derickson has the authority to call a meeting of the independent directors in addition to the responsibilities listed below. Some of these responsibilities are performed by Ms. Derickson in her capacity as the Chair of the nominating and corporate governance committee.

  •
  Oversees the flow of information to the board

  •
  Determines the agenda for board meetings with input from management and other directors

  •
  Oversees the board's performance evaluations of the CEO and provides feedback directly to the CEO

  •
  Supervises the board and committee annual self-evaluation process

  •
  Chairs executive sessions of the board and meets with the CEO to discuss matters of board concern

  •
  Collaborates with the nominating and corporate governance committee in monitoring the composition and structure of the board and leads director recruitment efforts.

        The independent directors are required under our corporate governance guidelines to meet in executive session, without management, a minimum of two times a year.

Risk Oversight

        The board is responsible for overseeing our risk management. The board sets our risk management strategy and our risk appetite and oversees the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our audit committee periodically reviews our insurance coverage, currency exchange and hedging policies, tax exposures and our processes to ensure compliance with laws and regulations, and also reviews reports from complianceline, our anonymous hotline that employees can use to report suspected violations of our Code of Conduct. The audit committee also regularly meets in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the board should be aware. The board, and when specific need arises, the finance committee, addresses significant financing matters such as our capital structure, credit facilities, equity and debt issuances, acquisitions and divestitures, and liquidity. Our compensation committee establishes compensation policies and programs that do not incentivize executives and employees to take on an inappropriate level of risk, as discussed under "Compensation Risk Oversight" on page 23 of this proxy statement. The nominating and corporate governance committee is responsible for ensuring that we have an adequate succession plan in place for our senior leadership. Each of our board committees delivers a report to the board, at the next board meeting, regarding what transpired at any committee meetings that have taken place since the last board meeting.

        Our Corporate Controller meets periodically with our operations leadership teams to discuss and review the risks that exist in connection with our business. Management makes regular presentations to the board, no less than two times per year (and more frequently if circumstances warrant), regarding all types of material risks facing the company. At these meetings the board discusses and reviews these risks and determines what, if any, new actions should be taken to mitigate these risks.

Contacting the Board

        Stockholders and other interested parties may contact the non-management members of the board or the presiding director by sending their concerns to: board, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972; e-mail address boardofdirectors@hexcel.com. The Corporate Secretary will review all communications and forward them to the presiding director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the presiding director. Any communications received by the presiding director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

        It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our board has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under "Corporate Governance." In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to our directors or executive officers, will be promptly disclosed on the investor relations section of our website under "Corporate Governance."

Director Compensation in 2010

        Our director compensation program is comprised of a mix of cash and stock-based incentive compensation designed to attract and retain qualified candidates to serve on our Board. Effective June 30, 2010, the program provides for:

  •
  an annual retainer of $48,000 payable quarterly

  •
  an additional annual retainer amount of $12,500 paid to the presiding director

  •
  an additional annual retainer amount of $12,500 paid to the audit committee chairman

  •
  an additional annual retainer amount of $7,500 paid to the compensation committee chairman

  •
  an additional annual retainer amount of $5,000 paid to the nominating and corporate governance committee and the finance committee chairmen

  •
  an additional annual retainer amount of $10,000 paid to each member of the audit committee (including the chairman of the committee)

  •
  an additional annual retainer amount of $7,500 paid to each member of the compensation committee (including the chairman of the committee)

  •
  an additional annual retainer amount of $5,000 paid to each member of the nominating and corporate governance committee and the finance committee (including the chairmen of the committees)

  •
  attendance fees of $1,000 for attendance at meeting of a special Board committee that is formed for a specific purpose

  •
  a grant of RSUs upon initial election to the Board and on each re-election thereafter

  •
  equal to such value as determined by the compensation committee on the advice of its independent compensation consultant and other relevant factors. The value used upon election to the Board at the 2010 Annual Meeting of Stockholders was $50,000, which resulted in a grant of 3,215 RSUs to each director (other than Mr. Gendron who was not a director). Under the director compensation program effective June 30, 2010, the value used upon election of Mr. Gendron in December 2010 was $65,000, which resulted in a grant of 3,587 RSUs to Mr. Gendron

  •
  the RSUs vest daily over the twelve months following the date of grant, and convert into an equal number of shares of Hexcel common stock on the first anniversary of grant unless the director elects to defer conversion until termination of service as a director

        Prior to June 30, 2010, the program provided for:

  •
  an annual retainer of $30,000 payable quarterly

  •
  an additional annual retainer amount of $10,000 paid to the audit committee chairman

  •
  an additional annual retainer amount of $5,000 paid to committee chairmen other than the audit committee chairman

  •
  attendance fees of $1,500 for each in-person Board meeting and $750 for each telephonic Board meeting and each in-person or telephonic committee meeting

  •
  a grant of RSUs upon initial election to the Board and on each re-election on the same terms as provided for in the current program.

        The new program was implemented as of June 30, 2010 and the new annual retainer and committee retainers were prorated for the last six months of 2010.

        This program is for our outside directors only. Mr. Berges, our Chairman and Chief Executive Officer, receives no additional compensation for serving on our Board.

        Our stock ownership guidelines, which are described on page 33, apply to outside directors in a similar manner as they apply to executive officers. Directors are expected to own shares of our common stock that have a value equal to at least three times their annual cash retainer.

        The table below summarizes the compensation paid by the company to non-employee Directors for the fiscal year ended December 31, 2010.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Joel S. Beckman	55,500	49,993	105,493
Lynn Brubaker	50,500	49,993	100,493
Jeffrey C. Campbell	64,500	49,993	114,493
Sandra L. Derickson	62,500	49,993	112,493
W. Kim Foster	50,750	49,993	100,743
Thomas A. Gendron	3,288	64,996	68,284
Jeffrey A. Graves	49,250	49,993	99,243
David C. Hill	54,750	49,993	104,743
David C. Hurley	50,750	49,993	100,743
David. L. Pugh	54,250	49,993	104,243

(1)
Mr. Berges, our Chairman and Chief Executive Officer, is not listed in this table as he receives no additional compensation for his service as a director. Mr. Berges' compensation is shown in the Summary Compensation Table on page 38.

(2)
The grant date fair value of each RSU granted to directors (other than Mr. Gendron) was $15.55, computed in accordance with FASB ASC Topic 718. The grant date fair value of each RSU granted to Mr. Gendron was $18.12, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the director. For additional information regarding the assumptions made in calculating these amounts, see Note 11, "Stock-Based Compensation," to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
Prior to 2004, we granted non-qualified stock options ("NQOs") to our outside directors as part of our director compensation program. As of December 31, 2010, our outside directors had RSUs and NQOs outstanding as follows:

	RSUs(a)		Shares Underlying Unexercised NQOs(b)
Joel S. Beckman	16,672	(c)	—
Lynn Brubaker	3,215		—
Jeffrey C. Campbell	18,175		10,000
Sandra L. Derickson	16,888		13,833
W. Kim Foster	13,031		—
Thomas A. Gendron	3,587		—
Jeffrey A. Graves	12,911		—
David C. Hill	10,833		—
David C. Hurley	17,843		—
David L. Pugh	16,423		—

(a)
For each director (other than Mr. Gendron), 3,215 RSUs were granted on May 7, 2010, and vest daily over the twelve month period from the grant date. For Mr. Gendron, 3,587 RSUs were granted on December 7, 2010, and vest daily over the twelve month period from the grant date. For each director, all RSUs granted prior to 2010 are vested. For 2010, each director (other than Ms. Brubaker and Ms. Derickson) has elected to defer the settlement of his or her vested RSUs until such time as the director ceases to be a member of the board.

(b)
All of these NQOs are vested and exercisable.

(c)
Includes 1,590 RSUs held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these RSUs.

EXECUTIVE OFFICERS

        Set forth below is certain information concerning each of our current executive officers. For additional information concerning Mr. Berges, see "PROPOSAL 1—ELECTION OF DIRECTORS—Information Regarding the Directors" on page 5.

Name	Age on March 15, 2011	Executive Officer Since	Position(s) With Hexcel
David E. Berges	61	2001	Chairman of the Board; Chief Executive Officer; Director
Nick L. Stanage	52	2009	President
Wayne C. Pensky	55	2007	Senior Vice President; Chief Financial Officer
Ira J. Krakower	70	1996	Senior Vice President; General Counsel; Secretary
Robert G. Hennemuth	55	2006	Senior Vice President, Human Resources
Andrea Domenichini	63	2007	Senior Vice President and General Manager, Wind Energy Business
Kimberly A. Hendricks	47	2009	Vice President; Corporate Controller; Chief Accounting Officer
Michael J. MacIntyre	50	2003	Treasurer

        NICK L. STANAGE has served as our President since November 2009. Prior to joining Hexcel, Mr. Stanage was President of the Heavy Vehicle Products group (including both Commercial Vehicle

Products and Off Highway Products) at Dana Holding Corporation from December 2005 to October 2009, and served as VP and GM of the Commercial Vehicle group at Dana from August 2005 to December 2005. Dana Holding Corporation and a number of its US subsidiaries filed for bankruptcy protection in March 2006, and emerged from bankruptcy in January 2008. From 1986 to 2005, Mr. Stanage held a variety of technical, marketing and management positions with Honeywell Inc. (formerly AlliedSignal Inc.), including VP and GM of the Engine Systems & Accessories business unit in the aerospace group from January 2005 to August 2005, and VP Integrated Supply Chain & Technology of the Consumer Products Group from 2003 to January 2005. Prior to joining AlliedSignal, Mr. Stanage worked as a design engineer for Clark Equipment Company.

        WAYNE C. PENSKY has served as our Senior Vice President and Chief Financial Officer since April 2007. Prior to serving in his current role, Mr. Pensky served as Vice President, Finance and Controller of our Composites global business unit since 1998. From 1993 to 1998 Mr. Pensky was our Corporate Controller and Chief Accounting Officer. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

        IRA J. KRAKOWER has served as our Senior Vice President, General Counsel and Secretary since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

        ROBERT G. HENNEMUTH has served as our Senior Vice President, Human Resources since March 2006. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International, formerly known as AlliedSignal Inc., where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including Honeywell Consumer Products Group.

        ANDREA DOMENICHINI has served as Senior Vice President and General Manager of our Wind Energy business since September 2010. Prior to that, Mr. Domenichini served as our Vice President, Operations since January 2007, and served as Vice President, Operations of the former Hexcel Composites business unit from November 2001 through December 2006. Mr. Domenichini served as Head of our Matrix Systems Business from October 1997 through October 2001. Prior to joining Hexcel in 1996, Mr. Domenichini held various managerial positions with Hercules Incorporated from 1973 to May 1996, the latest being Managing Director of Hercules Aerospace Spain.

        KIMBERLY A. HENDRICKS has served as our Vice President, Corporate Controller and Chief Accounting Officer since September, 2009. Ms. Hendricks served as Vice President and Corporate Controller of International Flavors and Fragrances Inc. from July 2007 until July 2009, and as Vice President, Finance, of JLG Industries, Inc. from January 2006 through February 2007. From 1999 to 2006, Ms. Hendricks held various positions with Bristol-Myers Squibb Company, the last being Vice President, Finance from 2003 to 2006.

        MICHAEL J. MACINTYRE has served as our Treasurer since December 2002 and was Assistant Treasurer from October 2000 to December 2002. Prior to joining Hexcel, Mr. MacIntyre served as Assistant Treasurer of Hitachi America Capital, Ltd, a US financing subsidiary of Hitachi America, Ltd, a sales and manufacturing company serving the US electronics markets, from 1998 to 2000, and held various treasury management positions with Hitachi America, Ltd. from 1988 to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

        The following table sets forth certain information as of February 28, 2011 with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock:

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
Lord, Abbett & Co. LLC(2) 90 Hudson Street Jersey City, NJ 07302	9,612,573	9.8%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	6,554,820	6.7%
BlackRock Inc.(4) 40 East 52nd Street New York, NY 10022	5,160,332	5.3%
Earnest Partners LLC(5) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	5,039,088	5.2%

(1)
"Number of Shares" is based on information contained in a Statement on Schedule 13D, 13D/A, 13G or 13G/A filed with the SEC as indicated in footnotes (2) through (5) below. The "Percent of Common Stock" is based on such number of shares and on 97,767,747shares of common stock issued and outstanding as of February 28, 2011.

(2)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 14, 2011.

(3)
Based on information contained in a Statement on Schedule 13G filed with the SEC on February 9, 2011.

(4)
Based on information contained in a Statement on Schedule 13G filed with the SEC on February 4, 2011. This Schedule 13G was also filed on behalf of the following entities: BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Australia Limited; BlackRock Investment Management, LLC; BlackRock Advisors, LLC; and BlackRock International Ltd.

(5)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 10, 2011.

Stock Beneficially Owned by Directors and Officers

        The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 28, 2011 by our current directors and the executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group. The information for the "Number of Shares" was supplied to us by the persons listed in the table.

Name	Number of Shares of Common Stock(1)	Percent of Common Stock(2)(3)
David E. Berges(4)	2,121,349	2.1%
Joel S. Beckman(5)	18,113	*
Lynn Brubaker	17,823	*
Jeffrey C. Campbell	28,113	*
Sandra L. Derickson(6)	54,030	*
W. Kim Foster	12,969	*
Thomas A. Gendron	11,405	*
Jeffrey A. Graves	12,849	*
David Hill	10,771	*
David C. Hurley	17,781	*
David L. Pugh	18,208	*
Nick L. Stanage	59,849	*
Wayne C. Pensky	232,151	*
Ira J. Krakower	461,917	*
Robert G. Hennemuth	114,163	*
All executive officers and directors as a group (18 persons)	3,249,539	2.9%

(1)
Includes shares underlying stock-based awards that either were vested as of February 28, 2011, will vest within sixty days of this date. These shares are beneficially owned as follows: Mr. Berges 1,677,108; Mr. Beckman 16,610; Ms. Brubaker 3,153; Mr. Campbell 28,113; Ms. Derickson 16,826; Mr. Foster 12,969; Mr. Gendron 1,405; Mr. Graves 12,849; Mr. Hill 10,771; Mr. Hurley 17,781; Mr. Pugh 13,208; Mr. Stanage 25,725; Mr. Pensky 163,034; Mr. Krakower 332,399; Mr. Hennemuth 73,898; and all executive officers and directors as a group 2,461,025. None of our directors or named executive officers has pledged any of our common stock as security.

(2)
Based on 97,767,747 shares of common stock issued and outstanding as of February 28, 2011. As required by SEC rules, for each individual person listed in the chart the percentage is calculated assuming that the shares listed in footnote (1) above for such person are outstanding, but that none of the other shares referred to in footnote (1) above are outstanding.

(3)
An asterisk represents beneficial ownership of less than 1%.

(4)
Includes 38,175 shares held by the Berges Family Trust and 74,848 shares held by the Berges 2009 Grantor Retained Annuity Trust I. Mr. Berges has investment and voting control over such shares. Also includes 500 shares held by Mr. Berges' spouse.

(5)
Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

(6)
Includes 21,795 shares held by the Derickson 2009—B Grantor Retained Annuity Trust and 15,409 shares held by the Derickson Revocable Trust. Ms. Derickson has investment and voting control over such shares.

COMPENSATION DISCUSSION AND ANALYSIS

        This section describes and analyzes the material elements of 2010 compensation for our executive officers identified in the Summary Compensation Table on page 38. We refer to these individuals as the named executive officers, or "NEOs." The compensation committee of the board of directors is responsible for determining the compensation and benefits of the NEOs. The committee's approval of the compensation of our CEO is subject to ratification by our independent directors.

Executive Summary

        Executive compensation for 2010 aligned well with the primary objectives of our compensation philosophy, which are:

  •
  To attract, retain and motivate a high caliber of executive talent.

  •
  To ensure that a significant portion of total target compensation is variable compensation based on company performance

  •
  To encourage long-term focus while recognizing the importance of short-term performance

  •
  To determine compensation based on forward-looking considerations and not solely on the basis of past compensation

  •
  To align executive and shareholder interests by requiring executives to own our stock and prohibiting them from hedging our stock

  •
  To discourage excessive risk taking by structuring our pay to consist a blend of both fixed and variable elements, using an appropriate mix of short and long term company performance metrics, setting maximum total payouts and requiring our NEOs to meet ownership guidelines

  •
  To remedy executive misconduct, prevent its recurrence, and impose appropriate discipline on individuals who engage in misconduct. See page 33 for a description of our policy regarding executive misconduct, which authorizes recoupment of incentive compensation from an executive whose misconduct results in the inaccurate reporting of financial results.

NEO Target Pay Mix

        We achieved superior results in 2010 as compared with 2009, considering that we experienced only a 5.9% increase in year-over-year sales:

Measure(1)	2010 Actual	2009 Actual	Increase (%)
	(Millions)
Free Cash Flow	$93.7	$78.0	20.1%
Adjusted EBIT	$133.3	$111.0	21.1%
Adjusted Net Income	$77.5	$61.9	26.5%

(1)
Measures are defined under "Company Performance Measures" on page 27.

        In line with these results, actual 2010 compensation to our NEOs (including salary, annual cash incentive and grant date value of equity-based awards) ranged between 119% and 123% of 2010 target compensation.

        Key pay decisions in 2010 included:

Element	2010 Pay Action
Base Salary	Increased NEO salaries by 2.0-2.4% based on their individual performance and contributions during 2009
Annual Incentive	Awarded the maximum payout of 200% of target under our annual cash incentive plan based on the superior performance against targets for Free Cash Flow, Adjusted EBIT and Adjusted Net Income
Equity-Based Awards	Continued our practice of awarding our NEOs a mix of NQOs, RSUs and PSAs with an overall design to provide performance-based incentives aligned with stockholder interests

        We seek to deliver compensation through direct pay elements such as salary, short-term cash incentive awards and long-term equity incentives, and therefore the company has minimal perquisites. Additionally, we believe that when executives own a meaningful amount of equity, it creates better alignment with stockholder interests, so we require all of our NEOs to meet ownership requirements for our common stock, and we prohibit our NEOs from hedging our stock.

Hexcel's Executive Compensation Program

  Principal 2010 Compensation Decisions

        Although the continuing effects of the global economic and credit crisis began to subside and the economy appeared to enter into a relatively stable phase at the start of 2010, we remained challenged to find appropriate ways to maintain our compensation philosophy in the face of continuing uncertainties affecting the broader economy and our business planning. Our primary focus was to ensure that our long term strategy was sound. We believed that achieving long-term success depended on retaining the support of knowledgeable employees who remained motivated by long term rewards aligned with stockholder interests. At the same time, we felt that near term results also were important as the company navigated through the uncertainties it faced in the near term, including the lower sales run rate in the second half of 2009. We decided to maintain adjusted EBIT (25%), adjusted net income (25%), and free cash flow (50%) as the financial measures under our Management Incentive Compensation Plan ("MICP") for 2010. Thus we focused management equally on driving profitability and cash generation, and we balanced the possibility of less robust sales growth with the need to prudently manage cash. Since 2007, we have established five new manufacturing sites in anticipation of the growth in demand for our products based on the penetration of composites into new markets and programs, and aerospace build rate increases expected pre-credit crisis. While these new operations are still necessary to support our projected long term growth, the global economic outlook, coupled with announced delays in the introduction of new airplane programs, and an increasingly uncertain wind energy outlook, all combined to put pressure on sales and earnings projections which influenced our corporate goal setting for 2010.

        We also maintained RONCE (defined on page 29) as the cumulative three-year financial measure for the 2010-2012 performance share awards ("PSAs"). We maintained RONCE as the measure as it rewards both earnings and the efficient management of the assets of the company. The PSAs align management with our multi-year strategic business plan; however, the PSAs also provide an opportunity to earn shares in each performance year based on achieving annual goals. This allows us flexibility to incentivize management to achieve financial goals that can be set annually in response to changing economic conditions (whether in a declining or improving economic environment) while maintaining the objective of achieving the strategic three-year goal.

The Process for Setting Compensation

  The Compensation Committee

        The compensation committee of the board of directors operates under a written charter approved by the board and reviewed by the committee annually. The charter provides that the committee is accountable for overseeing, reviewing, and approving our compensation and benefit plans and programs and for defining the goals of compensation policy. The committee reviews and approves the compensation of the NEOs on an annual basis, including incentives and equity grants. The committee's approval of the compensation of our CEO is subject to ratification by our independent directors. The committee also reviews annually the benefit plans applicable to all of our employees, including the NEOs.

  Compensation Consultant

        The committee retains an independent compensation consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy" or "the consultant"), to assist it in establishing and reviewing executive compensation. The consultant reports directly to the compensation committee and the committee has the sole authority to approve the consultant's fees and the other terms of engagement.

        The committee instructs the consultant to provide advice and recommendations to the committee with the objective of creating long-term value for shareholders. The committee instructs the consultant to periodically inform the committee of compensation-related developments that may influence the committee's decision-making processes. The consultant also is expected to communicate regularly with management to understand the company's business environment, talent needs, and compensation considerations (from the perspective of both the committee and management). In addition, in 2010 the committee requested the consultant to conduct a market review of director compensation. Prior to committee meetings, the consultant confers with the committee chair regarding the matters to be discussed at the meeting, and confers with management on management presentations to the committee. In the event the consultant disagrees with the appropriateness of a proposal of management, the consultant informs the committee and reviews the areas of disagreement. The consultant has not performed, and does not currently perform, work for management outside the scope of the engagement by the committee. If management requests additional work, the consultant must first obtain the approval of the chair of the committee.

        With the consent of the committee, our CEO confers with the consultant when developing compensation recommendations for the other NEOs. On behalf of the committee, senior management periodically confers with the consultant on our executive compensation programs and may request the consultant's views regarding modifying or adopting new programs or preparing offers of employment to senior executives.

  Compensation Risk Oversight

        We review our compensation programs to ensure they do not encourage excessive risk taking. We believe that the following ensures that our compensation motivates our employees without creating an environment that encourages excessive risk taking:

  •
  We structure our pay to consist of both fixed and variable elements. We cap our annual cash incentive payout at two times the target amount. We use an appropriate mix of short and long term performance metrics and personal objectives in formulating our MICP and PSA payout schemes.

  •
  A large portion of compensation is delivered to executives in the form of equity awards which generally vest over a three-year period, are only valuable if our stock price increases over time, and tend to focus our executives on long-term success rather than short-term results

  •
  Our board of directors, which is independent other than for our CEO, has adopted and implements appropriate corporate governance practices, including oversight of enterprise risk management

  •
  We have adopted a policy regarding executive misconduct, which provides for the "clawback" of performance-based or incentive compensation in the event an executive's misconduct results in the inaccurate reporting of our financial results

  •
  We use a variety of incentive performance measures, such as EBIT, net income, cash flow and RONCE, which discourages management from focusing solely on a single financial, operational or corporate goal for reward

  •
  We have adopted stock ownership guidelines, which serve to align the interests of our NEOs with those of our shareholders, and encourage focus on long term performance

  •
  We engage independent compensation consultants to guide us in making compensation decisions

  Benchmarking

        Each year the committee specifically reviews performance and authorizes the salaries, incentives, and equity grants for the NEOs. In making these determinations the committee considers prevailing compensation practices of the comparator group as well as general industry survey data.

  The Comparator Group

        The comparator group is comprised of companies which have attributes that, when viewed as a whole, represent a reasonable comparison to us in a number of relevant respects. In particular, the following criteria are considered in selecting our comparator group:

  •
  Industry, such as aerospace, defense and specialty chemicals

  •
  Business complexity and international presence

  •
  Market for investor capital

  •
  Company characteristics such as revenues, numbers of employees, market capitalization and geographic location

  •
  Competition for executive and managerial talent

        The comparator group is selected by the committee based on recommendations by our consultant with input from management. The peer companies are reviewed annually and periodically we conduct a detailed assessment of their continued relevance to the company.

        The comparator group companies considered by the committee in determining NEO compensation for 2010 were:

A. Schulman, Inc.	Cabot Corporation	H.B. Fuller Company
AAR Corp.	Crane Co.	Kaman Corporation
Alliant Techsystems Inc.	Cytec Industries Inc.	PerkinElmer, Inc.
Arch Chemicals Inc.	Esterline Technologies Corp.	Precision Castparts Corp.
Barnes Group Inc.	FMC Corporation	Teledyne Technologies Inc.
BE Aerospace, Inc.	Goodrich Corporation

        In establishing appropriate compensation opportunities for NEOs, the committee considers a variety of factors, such as, but not limited to, depth of experience, tenure in position, past performance, internal equity, retention risks, and external benchmarks. We benchmark total pay as well as various components against the comparator group. We target between the median and 75th percentile of the comparator group, taking into account the sizes of the companies. Actual total target pay for each individual NEO falls within the targeted range after adjusting for company size, except for the General Counsel who is positioned slightly above the 75th percentile due to his long tenure with the company and demonstrated value to us. Several NEOs (including the General Counsel) would fall below the comparator group median if we did not consider the sizes of the companies.

  General Industry Survey Data

        In addition to comparator group data, the committee also reviewed the Towers Perrin General Industry Executive Database ("Towers Perrin"), a large compensation survey of hundreds of companies in various industries, including aerospace, chemicals, automotive and defense. Neither the committee nor the company has any input into the scope of the companies included in the survey. While we do not benchmark against the Towers Perrin data, the committee used the data to ensure that the company's compensation practices are similar to those in a broader industry index of companies.

  Use of Company Performance in our Compensation Programs

        We provide the opportunity for both cash and stock incentives based on achievement of individual and company performance measures. Annual cash awards are available under the MICP. PSAs are granted under our 2003 Incentive Stock Plan ("ISP"), our general plan that provides for the granting of various stock-based awards, on an annual basis. The committee, in consultation with the consultant and senior management, adopts performance measures for earning awards and determines the relationship between achievement of performance and the size of award payable at threshold, target and maximum levels of performance. Consultation with the board and management assists the committee in selecting performance measures and goals that are both achievable and relevant to our overall business objectives for the performance period.

  Use of Individual Performance in our Compensation Programs

  CEO

        At the beginning of each year we establish individual performance objectives for the CEO for the year and we evaluate the CEO's performance against the objectives for the preceding year. We base the CEO's MICP award opportunity solely on company performance. However, we consider achievement of his individual objectives in deciding whether to exercise negative discretion to reduce his MICP award and in setting his target compensation for the subsequent year. At least twice annually the full board of directors reviews the CEO's performance and the presiding director then discusses the board's assessment with the CEO. This assessment includes a review of overall performance of the company, the degree to which strategic objectives were met, leadership accomplishments, and other factors deemed relevant to the CEO's performance. Semler Brossy assists the committee in evaluating competitive CEO compensation data and potential compensation actions that could be taken in light of this performance. Our compensation committee charter requires that all decisions regarding CEO compensation be ratified by our independent directors. The CEO has no role in setting his own compensation.

        Each year the board assesses Mr. Berges' performance and affirmatively considers whether to extend the term of his employment. Mr. Berges' employment agreement is evergreen for additional one-year periods unless notice is given by us or Mr. Berges of an intention not to extend for an additional year. In 2010, no notice was provided by either party, thereby affirming the extension of the agreement at least to its current expiration date in July 2012.

  Other NEOs

        At the beginning of each year, the CEO establishes individual performance objectives for the other NEOs and evaluates their performance against the objectives for the preceding year. MICP award opportunities for the other NEOs are based 100% on company performance, subject to the committee's authority to exercise negative discretion to reduce an NEO's MICP award. The committee receives the CEO's assessment of each NEO's overall performance, criticality to business strategy, career potential, and retention risk. For each NEO, the CEO makes recommendations as to whether to exercise negative discretion regarding the MICP award for the year that just ended and as to compensation for the next year. These recommendations are reviewed by Semler Brossy, who advises the committee on the reasonableness of the recommendations relative to competitive norms. While the committee gives appropriate weight to competitive data and the CEO's recommendations, the committee also exercises its judgment based on the committee's assessment of the performance of the other NEOs.

  Committee's Use of Tally Sheets

        As part of the committee's review of the annual target compensation of the NEOs, the committee reviews "tally sheets" for each of the NEOs which reflect other forms of compensation such as deferred compensation, retirement benefits, severance payments and perquisites under various scenarios. The tally sheets also reflect realized and unrealized amounts from awards of equity incentives. Though the compensation previously earned by the NEOs is not a determinant in setting compensation for subsequent years, the committee does utilize the tally sheet data to understand the impact that compensation actions could have on future payments in retirement, termination, and change in control scenarios. With the assistance of the committee's consultant, the committee also uses the tally sheets to provide assurance that our compensation programs and payments upon termination under various scenarios are reasonable and in line with industry practices.

Components of Executive Compensation for 2010

        For 2010, executive compensation consisted of four primary components—salary, cash incentive, equity awards and a benefits package. The following chart shows the salary, target cash incentive under the MICP, and target equity awards of the NEOs in 2010. The value of an equity award is determined in the same manner used to determine the values appearing in the last column of the grant of plan-based awards table on page 40.

NEO	Salary	Target Cash Incentive as Percentage of Salary	Target Equity Awards as Percentage of Salary
Berges	$923,113	100%	250%
Stanage	$535,000	75%	150%
Pensky	$375,921	65%	160%
Krakower	$349,408	65%	140%
Hennemuth	$326,845	55%	130%

  Salary

        The committee sets salaries for NEOs using the comparative data described above under "Benchmarking" as a guide and targets between the median and 75th percentile of the comparator group, taking into account size, but is also influenced by other factors. These include job responsibilities, internal equity among the NEOs, individual performance, retention risk, and experience. The committee also considered the 2009 accomplishments of the NEOs in setting their 2010 compensation packages, including salary.

        Based on the foregoing, Mr. Berges' salary was increased from $905,013 in 2009 to $923,113 in 2010, an increase of 2.0%. In January 2010, Mr. Berges presented the committee his recommendations regarding salary increases for our other NEOs. The committee approved salary increases for the other NEOs as follows: Mr. Pensky, 2.0%; Mr. Krakower, 2.4%; and Mr. Hennemuth, 2.0%. Mr. Stanage began employment with us on November 9, 2009. His salary was the salary set forth in his employment and severance agreement, which is described on page 41 of this proxy statement.

  Annual Cash Incentive Awards

        The MICP is a shareholder-approved plan that provides an annual cash incentive opportunity to select key employees including the NEOs. The MICP aligns employees' incentives with our financial goals for the current year. The cash incentive awards paid for 2010 appear in the Summary Compensation Table under the "Non-equity Incentive Plan Compensation" column. Under the plan, competitively-based cash incentive target amounts, expressed as a percentage of salary, are established for participants at the beginning of each year by the committee. Cash incentive awards paid to NEOs for 2010 were determined exclusively based on the degree of attainment of predetermined objective financial performance measures. The MICP provides for "qualified awards," which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the "Code"), and for "non-qualified" awards that are not qualified under Section 162(m). At the end of the performance period, the committee has discretion to adjust a qualified award downward, but not upward, from the objectively determined level of attainment of the performance measure. Non-qualified awards can be adjusted upward or downward. The MICP gives the committee the authority to make appropriate adjustments in all awards to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in the performance measures at the time they are set.

  Cash Incentive Award Targets

        In approving cash incentive award target amounts for our CEO, the committee concluded that these award opportunities were competitive with the CEO's peers in the comparator group. For each of the other NEOs, the committee considered some or all of the following factors: competitive data in relation to the comparator group, the accomplishments of each NEO in 2010, internal equity among the NEOs based on the CEO's assessment of performance and the importance of each NEO's position to our strategic goals, and tenure in position. The committee did not increase the target MICP award (expressed as percentage of salary) of any NEO from 2009 to 2010.

  Company Performance Measures

        In December 2009 the committee established company performance measures for all participants in the MICP including our NEOs (there were 161 participants overall). Under the 2010 plan, the maximum payout for each performance measure was 250% of the weighted percentage target award for that measure, but in no case could the consolidated award exceed 200% of the target award in total. The 2010 objective performance thresholds, targets, maximums, and actual performance were:

Measure	Weighted Percentage	Threshold Level(4)	2010 Target	2010 Actual	Maximum Level(5)	Rationale for Measure
	($Millions)
Free Cash Flow(1)	50%	$0	$36.0	$93.7	$86.0	Rewards tight inventory management, favorable payment terms, timely collections, prudent capital spending, and effective cost control.
Adjusted EBIT(2)	25%	$62.3	$100.0	$133.3	$125.0	Earnings are the primary measure used by investors to gauge performance.
Adjusted Net Income(3)	25%	$22.9	$49.3	$77.5	$66.8

(1)
"Free cash flow" means cash provided by operating activities of continuing operations less capital expenditures from the consolidated statement of cash flows, measured from September 30, 2009 to December 31, 2010.

(2)
"Adjusted EBIT" means operating income plus the sum of business consolidation and restructuring expense and other expenses (income).

(3)
"Adjusted net income" means income from continuing operations plus the sum of the after tax impact of gains or losses on the sale of interests in joint ventures, other non-operating expenses (income) and other expenses (income).

(4)
Nothing is paid based on the relevant measure if the threshold level is not obtained.

(5)
Level required for maximum award payment for each measure.

        In setting the objective performance targets we considered the company's target performance under the 2010 business plan reviewed by the board and the scaling of potential awards at different achievement levels of free cash flow, adjusted EBIT and adjusted net income.

  Cash Incentives Awarded for 2010

        After performing appropriate due diligence, in January 2011 the committee certified the degree of attainment of the financial measures using the MICP chart above. Our adjusted EBIT for 2010 was $133.3 million, an increase of $22.1 million from 2009, which resulted in an award payout of 62.5% of target award based on adjusted EBIT. Our adjusted net income for 2010 was $77.5 million, an increase of $15.6 million from 2009, which resulted in a 62.5% of target award payout based on adjusted net income. Our free cash flow for the period September 30, 2009 to December 31, 2010 was $93.7 million, $15.7 million higher than the similar measurement period ending December 31, 2009, which resulted in an award payout of 125.0% of target award based on cash flow. This resulted in a combined payout percentage of 200% for all MICP participants, including each NEO, which was the maximum payout permitted under the plan and reflected the significant increase in performance as compared with 2009.

  Equity Awards

        We make annual awards of equity incentives to participants in the ISP. In 2010 there were 210 participants in the ISP. On occasion we make unique individual awards when special recognition is warranted. In 2010, we used three forms of equity incentives granted to the NEOs under the ISP: NQOs, RSUs and PSAs. In its meeting in January 2010, the committee approved the dollar value of each NEO's aggregate equity award for 2010 as a percentage of the NEO's salary for 2010, and approved the forms in which the awards would be granted: 50% of total award value in NQOs, and 25% of total award value in each of RSUs and PSAs. This mix of awards was intended to provide our most senior executives with performance-based incentives for delivering results in a challenging business environment.

  Valuation

        On February 1, 2010 (the grant date for such awards as determined in accordance with our equity award policy), the dollar values were converted into a number of NQOs, RSUs and PSAs based on the valuation methodology used by us to determine accounting expense for the fair value of the awards under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The RSUs and PSAs were valued, for each share they represented, at the closing price of our common stock on the NYSE on February 1, 2010 ($10.90). The NQOs awarded to NEOs were valued at $5.1993 for each share based on a Black-Scholes value determined as 47.7% of the closing price of a share. The committee reviewed a variety of factors to determine if our long-term target incentive percentages for our NEOs were competitive with our peers and appropriate with respect to our shareholders.

        These equity incentives foster the long-term perspective necessary for continued success in our business. They also align the interests of our NEOs with shareholder value and are an important element of our goal to be competitive with peer companies.

  Equity Award Policy

        Under our equity award policy:

  •
  Equity awards may only be authorized by the board, the compensation committee, or by an equity grant committee specifically authorized by the board or the compensation committee.

  •
  The compensation committee has the discretion to authorize grants outside the policy when circumstances warrant.

  •
  The exercise price of a stock option shall not be less than the closing price of our common stock on the NYSE on the date of grant.

  •
  We chose to value equity grants and to set the exercise price of an NQO on the third trading day after we next release earnings following a grant authorization to allow the public market an opportunity to digest our most recent financial results and establish the fair market value of a share of our common stock on the date of grant.

  Stock Options

        NQOs have an exercise price equal to the closing price of our common stock on the NYSE on the grant date and typically have a term of ten years and vest ratably over three years. Because financial gain from NQOs is only possible after the price of our common stock has increased, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to a longer-term increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our shareholders.

  Restricted Stock Units

        RSUs represent units that generally vest and convert into shares of our common stock on a one-to-one basis ratably over three years or at some other schedule of vesting. Because RSUs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSUs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQOs. RSUs are also an important vehicle to assist newly hired or promoted NEOs to achieve their ownership guidelines.

  Performance Share Awards

        PSAs provide an opportunity to receive shares of our common stock based upon a measure of our performance over a multi-year period. There is a threshold, target and maximum number of shares that can be earned over the performance period. The maximum number of shares that can be earned is 200% of target. PSA grants encourage NEOs and other employees to focus on improved longer term financial performance and increases in the price of our common stock.

  2010-2012 PSAs

        Our PSA program has a 3-year performance period. The number of shares awarded at the end of the period is the greater of (i) the shares earned based on achievement of three-year RONCE or (ii) the sum of the shares earned based on achievement of separate performance measures for each of the three years in the performance period. However, if the threshold performance level for three-year RONCE is not met, then the amount of any shares earned based on yearly achievement will be reduced 25%. The yearly performance measures, and the threshold, target and maximum levels of payout, as well as all other terms for determining the annual earned share amounts for each year under the PSA program, will be the same as those adopted under the MICP for the corresponding year.

        For our 2010 PSA program, RONCE is defined as the average return for 2010, 2011 and 2012 divided by the average capital employed as of December 31, 2009, 2010, 2011 and 2012, where:

  •
  "Return" generally means operating income, adjusted for other expense (income), and

  •
  "Capital employed" generally means shareholder equity plus net debt.

        The following chart indicates the awards payable for 2010-2012, as a percentage of target awards, at various levels of attained RONCE:

2010-2012 PSA
Payout Schedule

        The structure of the 2010-2012 PSAs requires a threshold level of performance before any payout is earned. As the chart shows, depending on achievement there are threshold (50% of target award), target (100% target award) and maximum (200% of target award) award levels.

        As indicated previously in this proxy statement, the payout under our MICP for 2010 was 200% of the target MICP award, therefore the shares that have been provisionally earned so far for each participant under the 2010-2012 PSA program—based on our performance in the year 2010—is equal to two-thirds of the three-year target amount of shares. This result is obtained by taking one-third of the three-year target award under the PSA program and multiplying it by 200%. However, the final 2010-2012 PSA award will not be determined until the end of the performance period. If we fail to meet the threshold level for the three-year RONCE achievement, then the total of the provisionally earned shares based on annual achievements for 2010-2012 will decrease by 25%. In no event can the award of PSA shares exceed 200% of target award.

        Under the PSAs, upon termination of employment due to death, disability or retirement, or upon termination of the employee without cause or, in the case of our NEOs, by the executive for good reason, the employee is entitled to receive a pro-rata portion, based on time employed during the performance period, of the earned award.

        The committee adopted RONCE as the performance measure for the 2010-2012 PSAs for various reasons including:

  •
  RONCE can be readily derived from our audited consolidated financial statements.

  •
  RONCE is a common measure used by investors to evaluate a company's performance, and it aligns our financial measures with the way investors evaluate performance.

  •
  RONCE emphasizes the importance of achieving a return greater than our cost of capital.

  •
  It is important to provide an incentive for the efficient utilization of our net assets and to motivate improvement in the return that we earn on our capital employed.

        RONCE target levels were established by the committee in late 2009 based on the business plan for 2010-2012. The target levels chosen were challenging, yet attainable, giving consideration to:

  •
  Our planned capital investments in new manufacturing plants and capacity during the period.

  •
  The decreased visibility into growth and projected earnings due to continuing volatility in the global economy.

  •
  Our objective of achieving an adequate return on capital given the current uncertain and challenging economic and business environment.

  •
  Our objective of tightly controlling working capital, including better management of inventory levels.

NEOs—Direct Compensation and Performance

        The committee considered the following factors, among others, in determining the 2010 compensation of each of our NEOs:

  David E. Berges, Chairman and Chief Executive Officer

        Mr. Berges' leadership in the development of our long-term business strategies for the aerospace and wind energy markets, adherence to good governance practices, and successful management of investor relations. Under his guidance, the company managed to successfully absorb the impact of the credit crisis that swept over our markets in 2009, delivering exceptional cash flow and maintaining double digit operating income margins. Mr. Berges continued to lead the company's organizational development and was instrumental in successfully recruiting new key senior executives.

  Nick L. Stanage, President

        Mr. Stanage began employment with us November 9, 2009. His 2010 compensation was based on his employment agreement, as described under "Employment and Severance Agreement with Mr. Stanage" in this proxy statement.

  Wayne C. Pensky, Senior Vice President and Chief Financial Officer

        Mr. Pensky's successful development of accounting, finance and tax staff which resulted in significant improvement in the timeliness of financial reporting without experiencing any significant deficiencies with respect to internal controls, the implementation of various tax strategies which resulted, and will continue to result, in substantial tax savings and benefits, the refinancing of our credit facility in a difficult borrowing environment, his assistance in cost cutting and improved working capital management as sales declined, and the increased contact and visibility with analysts and investors.

  Ira J. Krakower, Senior Vice President, General Counsel, and Secretary

        Mr. Krakower's effective management of the legal, environmental and export functions that report into his position, the successful defense and settlement of several litigation matters, the negotiation of agreements for protection of the company's intellectual property, and guidance to the board and management on matters of governance.

  Robert G. Hennemuth, Senior Vice President of Human Resources

        Mr. Hennemuth's successful recruitment of individuals to fill key executive and operational positions, improved succession planning and diversity at multiple organizational levels, and the development of new leadership development activities and programs.

Benefits and Retirement Plans

        Our employees are offered participation in a variety of retirement, health and welfare, and paid time-off benefit plans which promote employee well-being and retention. Our NEOs may participate in these plans to the same extent as our other employees. These plans may be subject to tax and regulatory restrictions that may limit benefits payable under the plan or impose adverse consequences if benefits are paid based on compensation above certain levels.

  Qualified 401(k) Plan

        Our qualified 401(k) Plan allows substantially all US employees to contribute up to 75% percent of their cash compensation. The plan further provides:

  •
  that employee contributions and earnings thereon are 100% vested at all times

  •
  for a 50% company match on employee contributions, up a maximum of 6% of total cash compensation

  •
  for a discretionary profit sharing contribution into the plan annually as determined by the compensation committee

  •
  for a fixed contribution of an additional 2% of each employee's cash compensation each year, or 4% for employees who were 45 years of age on or before December 31, 2000 and employed by us as of such date

  •
  for all matching, discretionary and fixed contributions and earnings to vest at the rate of 20% for each year of service with us—meaning that all contributions are fully vested after five years

One of the investment options in the 401(k) plan is a Hexcel stock fund. Senior executives, including all the NEOs, are not permitted to invest in this fund. Other employees may only invest company contributions, and not their own contributions and earnings, in the Hexcel stock fund.

  Supplemental Benefits

        Our NEOs receive the following supplemental benefits:

  •
  Our NEOs are eligible to participate in the nonqualified deferred compensation plan described on page 48 under "Nonqualified Deferred Compensation in Fiscal Year 2010"

  •
  We have entered into the following supplemental retirement agreements with our NEOs, which are described on page 45 under "Pension Benefits in Fiscal 2010":

  •
  supplemental executive retirement agreements ("SERPs") with Messrs. Berges, Stanage and Krakower

  •
  executive deferred compensation arrangements ("EDCAs") with Messrs. Pensky and Hennemuth

  •
  For Mr. Berges we provide a death benefit while he is employed by us equal to two times the sum of (i) his salary on the date of death and (ii) the average of the annual cash incentive awards in the two years prior to death, up to a maximum of $1,500,000. For Messrs. Stanage, Pensky, Krakower and Hennemuth, we provide a death benefit for each of them so long as they continue to be employed by us equal to two times the sum of (i) salary on the date of death and (ii) the average of the annual cash incentive awards paid in the three years prior to death, up to a maximum of $1,500,000 for Mr. Stanage.

Perquisites

        Neither Mr. Berges nor Mr. Stanage participates in our annual perquisites program. For each of Messrs. Pensky, Krakower and Hennemuth, our perquisites program provides for an annual car allowance of $12,000, and an additional annual allowance of $10,600 (for Messrs. Pensky and Krakower), and $5,600 (for Mr. Hennemuth). These amounts have not increased since 2000. The additional allowance may be used for:

  •
  reimbursement of club membership dues

  •
  expenses incurred for financial counseling and tax preparation

  •
  premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives

  •
  reimbursement to the NEO for taxes due on the income recognized by the NEO as a result of receiving these reimbursements (but only to the extent of any remaining balance)

        We paid Mr. Stanage certain relocation benefits as part of his employment and severance agreement that he entered into with us when he commenced employment in November 2009. See page 41 for a description of Mr. Stanage's employment and severance agreement.

        We believe that the perquisites we offer to our NEOs are reasonable in amount and are market competitive. The committee reviews our perquisites program annually.

Stock Ownership Guidelines

        Under the company's stock ownership guidelines:

  •
  the executive or director is required to reach the target dollar value through ownership of shares of unrestricted common stock and to retain those shares until termination of service;

  •
  only vested RSUs count as shares owned

  •
  the target dollar value is as follows:

CEO	5x Salary
Executive Officers other than CEO	2x Salary
Directors	3x Annual Retainer Fee
  •
  until the target dollar value has been reached, an executive must retain 50%, and a director must retain 100%, of all "net" shares received under any company equity compensation program

  •
  "net" shares means all shares remaining after the sale by the executive or director, or the withholding by us of shares to pay the exercise price (in the case of options), and any taxes due in respect of the shares received

  •
  testing for compliance is done on the last day of each fiscal quarter

  •
  once the executive or director holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

        The guidelines provide that shares or vested RSUs held by a parent, child, or grandchild of the executive or director, or by a trust or other entity established for any such family members, will count toward reaching the guideline dollar value so long as the executive or director retains the power to dispose of the shares. The compensation committee believes that the purpose of aligning the interests of directors and executives with those of stockholders through stock ownership is still served when shares are held by immediate family members or trusts or other entities for their benefit. This also removes a disincentive to transfer shares to family trusts in order to facilitate estate planning.

        Under these guidelines, Messrs. Berges, Pensky and Krakower are in compliance with the policy. Messrs. Stanage and Hennemuth, each of whom have served as an executive officer for a shorter tenure, have not yet acquired shares with the requisite target value. All directors are in compliance with the policy. We monitor compliance with the guidelines by all NEOs and directors on a quarterly basis.

        Employees and directors are not permitted to "sell short" Hexcel stock or to otherwise hedge their economic exposure to the Hexcel stock they own.

Potential Impact on Compensation from Executive Misconduct

        If the board or an appropriate committee of the board has determined that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include:

  •
  termination of employment

  •
  initiating an action for breach of fiduciary duty

  •
  if the misconduct resulted in inaccurate reporting of our financial results, seeking cancellation of that number of outstanding equity awards, and recoupment (net of tax) of that portion of any performance-based or incentive compensation paid or delivered, or of any gains realized from the sale of stock from equity awards, which is greater than would have been awarded, paid or delivered to, or realized by, the officer, if calculated based on the accurate reporting of financial results. The officer will be subject to such cancellation and recoupment within the eighteen full month period following the date on which the payment or award based on the inaccurate calculation has been made or delivered, including any portion of such period occurring after the executive's employment has terminated for any reason.

These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

The Impact of Tax Regulations on our Executive Compensation

  Deductibility of Compensation—Section 162(m)

        Under Section 162(m) of the Code there is a $1.0 million annual limit on the deductibility of nonperformance-based compensation paid to certain NEOs. Section 162(m) contains a number of requirements to qualify an award for deductibility, including the adoption of a plan containing performance criteria approved by stockholders, the authorizing of awards by a committee consisting solely of "outside directors," the certification of performance results and other requirements. We consider deductibility as one factor along with others that are relevant in setting compensation. The ISP is a qualified plan, and NQOs and PSAs issued under the ISP generally qualify for deductibility. As noted on page 28, we also grant RSUs without any performance requirement as one of the mechanisms we employ to foster retention of key employees. The MICP is a qualified performance-based plan, and provides for performance-based qualified awards and non-qualified awards. Under Internal Revenue rulings, if the terms of performance-based compensation would, under certain circumstances, allow payment to be made without regard to whether performance goals are met, the compensation would not qualify as performance-based under Section 162(m) even if performance goals were met. Generally our performance-based compensation is payable only if performance is attained; however, we do provide for certain payments upon a change in control irrespective of whether performance goals are attained, and those payments would be disqualified under Section 162(m).

        We were able to deduct all expense associated with the compensation paid to our NEOs in 2010 except for $635,655 associated with compensation to Mr. Berges and $235,962 associated with compensation to Mr. Stanage. For Mr. Berges, the nonperformance-based compensation consisted of salary and the taxable value of shares received from prior grants of RSUs that converted into shares in 2010. For Mr. Stanage, the nonperformance-based compensation consisted of salary, the taxable value of shares received from a prior grant of RSUs that converted into shares in 2010, and amounts paid for his relocation, as described on page 42 under "Employment and Severance Agreement with Mr. Stanage."

  Deferred Compensation Rules—Section 409A

        Section 409A limits the timing of deferral elections, the range of permissible payment events, and the ability to accelerate payments under nonqualified deferred compensation plans, and imposes certain additional taxes and penalties on participants if the plan fails to comply. It is our intention that our deferred compensation plans and arrangements comply with Section 409A.

Severance and Change in Control Arrangements

        As described on pages 49-56 of this proxy statement, we provide certain payments, benefits, or enhancements to our NEOs as a result of certain terminations of employment or upon a change in control. In addition, as described on pages 51-53, we accelerate vesting of many of our equity grants upon certain terminations or upon a change in control. We also provide a modified gross-up for excise taxes incurred by our NEOs on "excess parachute payments" under 280G of the Code. With respect to Mr. Stanage, the modified gross-up applies only with respect to a change in control that occurs on or before November 9, 2014.

        These severance and change in control benefits enhance our ability to attract and retain executives as we compete for talented individuals in a competitive marketplace.

  Benefits Upon Termination of Employment

        In providing for payments and enhancements upon termination by us without cause or by the NEO for good reason, other than in connection with a change in control, the compensation committee attempted to provide a level of benefits that is both reasonable and competitive, and took into consideration the likelihood that it will take more time for an executive-level employee to find comparable new employment.

        The committee approved the enhanced benefits for our NEOs under their SERP and executive severance agreements following a termination in connection with a change in control in order to motivate executives to consider corporate transactions that are in the best interests of the company and its shareholders without undue concern over the impact of the transaction on the NEO's personal situation.

  Single-Trigger Equity Vesting

        In adopting a "single-trigger" for vesting equity awards—which means the equity awards vest upon a change in control regardless of whether the NEO's employment is terminated—the compensation committee considered the following:

  •
  a single trigger on equity vesting can be an especially powerful retention device for senior executives during change in control discussions, as equity represents a significant portion of total compensation

  •
  the desire to provide NEOs with the same opportunity as shareholders have to realize value at the time of a change in control, consistent with the intended alignment of NEO's interests to those of shareholders

  •
  the fact that the company may no longer exist after a change in control, or performance measures may become misaligned with strategies formulated by new management or a new board

  Modified Gross-Up

        With respect to the modified gross-up for excise taxes incurred on "excess parachute payments," we believe that it serves to support the general principle of preserving the benefits intended to be delivered to the NEO and removing personal interests from decisions that enhance stockholder value. The effects of Section 280G are unpredictable and can have widely divergent and unexpected effects based on an NEO's personal compensation history. As indicated in the table on page 55, if a change in control and termination of employment occurred on December 31, 2010, Messrs. Stanage and Hennemuth are the only NEOs who would have received a gross-up payment.

        See pages 50-52 for a description of post-termination obligations imposed on some NEOs.

Compensation Committee Interlocks and Insider Participation

        The following directors were members of the compensation committee during 2010: Joel S. Beckman, Lynn Brubaker, Sandra L. Derickson, Thomas A. Gendron and David L. Pugh. None of these directors has been a Hexcel executive officer at any time. In addition, no Hexcel executive officer served on the compensation committee of another entity during 2010.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2011 proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2010. This report is provided by the following independent directors who comprise the committee (Mr. Gendron joined the committee in December 2010):

        David L. Pugh (Chair)

        Joel S. Beckman

        Lynn Brubaker

        Sandra L. Derickson

        Thomas A. Gendron

EQUITY COMPENSATION PLAN INFORMATION

        The following information is provided as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	5,803,475	(2)	$10.90	(3)	3,376,425	(4)
Equity compensation plans not approved by security holders	734,022	(5)	$10.50		0

Total	6,537,497		$10.84	(3)	3,376,425	(4)

(1)
All numbers in these columns refer to shares of Hexcel common stock.

(2)
Includes 3,828,276 shares issuable upon the exercise of NQOs, 932,485 shares issuable upon the vesting and conversion of restricted stock units, and 1,042,714 shares issuable as a result of outstanding PSAs. With respect to PSAs for the 2008-2009 performance period, reflects zero shares to be issued, based on the level of attainment of RONCE (the applicable performance measure) during the 2008-2009 period. With respect to the 2009-2011 and 2010-2012 periods, assumes that we will attain the maximum level of RONCE under the PSAs for each performance period, which would result in the PSAs converting into the maximum number of RSUs in early 2012 and 2013, respectively.

(3)
Excludes the RSUs and PSAs referred to in note 2 above because they have no exercise price.

(4)
Includes (i) 3,171,795 shares of common stock available for future issuance under the Amended and Restated Hexcel Corporation 2003 Incentive Stock Plan, which shares of common stock could be issued in connection with awards other than options, warrants or rights, (ii) 152,910 shares reserved for issuance under the Management Stock Purchase Plan, (iii) 204,630 shares of common stock subject to options as of December 31, 2010 under, and purchased in January 2011 pursuant to, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan; and (iv) 195,623 shares of common stock that could after December 31, 2010 become subject to options under, and therefore be purchased under, the terms of the Hexcel Corporation 2009 Employee Stock Purchase Plan. The Management Stock Purchase Plan terminated according to its terms on March 31, 2010.

(5)
The only equity compensation arrangements in which options, warrants or rights were authorized that have not been approved by stockholders are two option grants to Mr. Berges made in 2001 in connection with his initial employment by us as CEO, as described under the heading "Employment Agreement with Mr. Berges" on page 41 and an RSU award to Mr. Stanage granted in connection with his employment agreement, as described under the heading "Employment and Severance Agreement with Mr. Stanage" on page 41. This number reflects 678,047 shares of common stock issuable upon the exercise of Mr. Berges' outstanding options and 55,975 shares issuable as a result of vesting and conversion of Mr. Stanage's RSUs described therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
David E. Berges;	2010	923,113	1,153,896	1,153,891	1,846,226	3,485,791		110,506	8,673,423
Chairman and CEO	2009	905,013	1,153,891	1,153,832	1,386,208	3,900,944		97,271	8,597,159
	2008	875,000	1,487,496	743,752	841,313	543,434		94,499	4,585,494
Nick L. Stanage;	2010	535,000	401,251	401,251	802,500	320,100		399,005	2,859,107
President(8)	2009	72,019	999,999	—	102,432	39,203		1,852	1,215,505
Wayne C. Pensky;	2010	375,921	300,731	300,738	488,697	256,245		73,248	1,795,580
SVP and CFO	2009	368,550	294,846	294,825	366,930	358,169		74,283	1,757,603
	2008	351,000	397,796	198,902	219,366	57,460		79,829	1,304,353
Ira J. Krakower;	2010	349,408	244,596	244,585	454,230	719,958		54,068	2,066,845
SVP; General Counsel;	2009	341,219	238,846	238,839	339,719	858,643		69,257	2,086,523
Secretary	2008	329,680	561,062	153,867	206,042	0	(7)	71,774	1,322,425
Robert G. Hennemuth;	2010	326,845	212,441	212,449	359,350	169,526		36,544	1,317,155
SVP—Human Resources	2009	320,436	208,278	208,272	269,947	183,208		52,104	1,242,245
	2008	310,500	269,110	134,535	164,200	64,409		68,397	1,011,151

(1)
Reflects the aggregate grant date fair value of RSUs and PSAs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO. The amount included for each PSA reflects the estimate of aggregate compensation cost to be recognized over the life of the PSA determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures and assuming that the PSA will pay out at target. The value for each PSA at the grant date assuming that the target level of performance will be achieved and alternatively, that the highest level of performance will be achieved, is as follows:

	2010		2009		2008
	Amount reflected in table above (target)	Maximum amount	Amount reflected in table above (target)	Maximum amount	Amount reflected in table above (target)	Maximum amount
David E. Berges	576,948	1,153,896	576,946	1,153,891	743,748	1,487,496
Nick L. Stanage	200,626	401,251	—	—	—	—
Wayne C. Pensky	150,366	300,731	147,423	294,846	198,898	397,796
Ira J. Krakower	122,298	244,596	119,423	238,846	153,871	307,742
Robert G. Hennemuth	106,221	212,441	104,139	208,278	134,555	269,110
(2)
For additional information regarding the assumptions made in calculating these amounts, see Note 11, "Stock-Based Compensation," to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, and Note 11, "Stock-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
Reflects the aggregate grant date fair value of all NQOs granted to the NEO during such year, computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO.

(4)
Reflects amounts earned under the MICP with respect to 2010, 2009 and 2008. Such amounts were paid in 2011, 2010 and 2009, respectively.

(5)
For each year, represents the difference between the actuarial present value of the executive's accumulated benefit under his SERP or EDCA, as applicable, as of December 31 of the current year and December 31 of the prior year. Messrs. Berges, Stanage and Krakower each have a SERP, and Messrs. Pensky and Hennemuth each have an EDCA. The amounts in this column were calculated assuming retirement at age 65 for all NEOs except Mr. Krakower, which is the normal retirement age under the relevant pension plans and arrangements. Because Mr. Krakower is over age 65, his current age was used as the assumed retirement age. The interest rate and mortality assumptions used are consistent with those used in the preparation of our financial statements. See Note 8, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other

  Postretirement Benefit Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2010, for a description of these interest rate and mortality assumptions.

  The increase in pension value during 2009 for Messrs. Berges, Pensky, Krakower and Hennemuth was much larger than the increase during 2008. This result is due to a substantial decrease in the PBGC interest rate used to calculate a lump sum payment, as well as a decrease in the FAS 87 interest rate. In addition, because SERP benefits are based on a final average pay formula that is based on the highest paid 36 of the last 60 months, a higher than average 2009 cash incentive award contributed to the increase in SERP benefits for Messrs. Berges and Krakower.

  The increase in pension value during 2010 resulted from a further decrease in the ASC 715 interest rate (formerly referred to as FAS 87) used to calculate a lump sum payment. In addition, because SERP benefits are based on a final average pay formula that is based on the highest paid 36 of the last 60 months, a higher than average 2010 cash incentive award contributed to the increase in the SERP benefits for Messrs. Berges and Krakower. Mr. Stanage's increase was largely due to his participation for a full year in his SERP.

(6)
The amounts in the "All Other Compensation Column" for 2010 include the following:

Name	Hexcel Contributions to 401(K) Retirement Savings Plan	Hexcel Contributions to Nonqualified Deferred Compensation Plan	Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits	Premiums for Life Insurance in excess of $50,000	Premiums for Long-Term Disability Insurance	Perquisites Allowance(a)	Other
David E. Berges	$19,600	—	$86,601	$3,741	$564	—	—
Nick L. Stanage	$14,413	—	$7,849	$1,806	$564	—	$374,374	(b)
Wayne C. Pensky	$24,500	$46,378	—	$1,806	$564	$22,600	—
Ira J. Krakower	$24,500	—	$27,198	$1,806	$564	$22,600	—
Robert G. Hennemuth	$19,600	—	$14,574	$1,806	$564	$17,600

(a)
The perquisites allowance consists of a car allowance of $12,000 and an additional amount of $10,600 (in the case of Messrs. Pensky and Krakower) and $5,600 (in the case of Mr. Hennemuth). The additional amount may be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives and, to the extent of any remaining balance, to reimburse the NEO for taxes due on the reimbursements ("tax gross-up"). The additional amount was used by the NEOs for the following benefits: Mr. Pensky—supplemental life insurance; Mr. Krakower—tax planning, tax preparation and financial planning; and Mr. Hennemuth—supplemental life insurance. While the compensation committee always has the discretion to authorize additional perquisites for an NEO, our perquisites allowance has remained unchanged since 2000, except that all perquisites were eliminated for Mr. Berges in 2006 and were not offered to Mr. Stanage when he was hired.

(b)
Consists of payments made to Mr. Stanage in relation to his relocation, including tax reimbursements of $8,305.
(7)
The actuarial present value of Mr. Krakower's accumulated benefit under his SERP decreased by $239,541 from December 31, 2007 to December 31, 2008, and is reported as zero as required by SEC rules. See footnote (5) for an explanation of the changes in value from year to year.

Grants of Plan-Based Awards in 2010

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Date Board or Compensation Committee took Action to Grant Such Award(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David E. Berges	—	—	461,557	923,113	1,846,226	—	—	—	—	—	—	—
	02/01/2010	01/22/2010	—	—	—	26,466	52,931	105,862	—	—	—	576,948
	02/01/2010	01/22/2010	—	—	—	—	—	—	52,931	—	—	576,948
	02/01/2010	01/22/2010	—	—	—	—	—	—	—	221,932	10.90	1,153,891

Nick L. Stanage	—	—	200,625	401,250	802,500	—	—	—	—	—	—	—
	02/01/2010	01/22/2010	—	—	—	9,203	18,406	36,812	—	—	—	200,625
	02/01/2010	01/22/2010	—	—	—	—	—	—	18,406	—	—	200,625
	02/10/2010	01/22/2010	—	—	—	—	—	—	—	77,174	10.90	401,251

Wayne C. Pensky	—	—	122,174	244,349	488,697	—	—	—	—	—	—	—
	02/01/2010	01/22/2010	—	—	—	6,898	13,795	27,590	—	—	—	150,366
	02/01/2010	01/22/2010	—	—	—	—	—	—	13,795	—	—	150,366
	02/01/2010	01/22/2010	—	—	—	—	—	—	—	57,842	10.90	300,738

Ira J. Krakower	—	—	113,558	227,115	454,230	—	—	—	—	—	—	—
	02/01/2010	01/22/2010	—	—	—	5,610	11,220	22,440	—	—	—	122,298
	02/01/2010	01/22/2010	—	—	—	—	—	—	11,220	—	—	122,298
	02/01/2010	01/22/2010	—	—	—	—	—	—	—	47,042	10.90	244,585

Robert G. Hennemuth	—	—	89,882	179,765	359,530	—	—	—	—	—	—	—
	02/01/2010	01/22/2010	—	—	—	4,873	9,745	19,490	—	—	—	106,221
	02/01/2010	01/22/2010	—	—	—	—	—	—	9,745	—	—	106,221
	02/01/2010	01/22/2010	—	—	—	—	—	—	—	40,861	10.90	212,449

(1)
The amounts shown reflect the range of potential awards for 2010 under the MICP, which is our annual cash incentive plan. The actual awards paid for 2010 are shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. If the threshold performance measure related to payment of an MICP award is not attained, no MICP award is paid.

(2)
Reflects PSAs granted under the ISP, which will convert into shares of Hexcel common stock after a three-year performance period, if we achieve the required performance. The terms of the PSAs are described in more detail on page 29.

(3)
For our regular annual equity awards, the committee approved a dollar value (as a percentage of salary) and the algorithm under which the awards would be converted into shares at its meeting on January 22, 2010. In accordance with our equity grant policy, the grant date for the 2010 annual equity awards was February 1, 2010, the third trading day following the release of 2010 fourth-quarter and year-end earnings.

(4)
Reflects RSUs granted under the ISP, which will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the RSUs are described in more detail on page 28.

(5)
Reflects NQOs granted under the ISP, which will vest and become exercisable at the rate of one-third on each of the first three anniversaries of the grant date. The terms of the NQOs are described in more detail on page 28.

(6)
Reflects the full grant date fair value of PSAs, RSUs and NQOs as computed in accordance with the provisions of FASB ASC Topic 718 granted to the NEOs in 2010. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. For RSUs, fair value is calculated using the closing price of our common stock on the grant date. For stock options, fair value is calculated using the applicable Black-Scholes value on the grant date. For additional information on the valuation assumptions, see Note 11, "Stock-Based Compensation," to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010. These amounts reflect the company's accounting expense, and do not necessarily correspond to the actual value that will be realized by the NEOs.

Employment Agreement with Mr. Berges

        Mr. Berges' employment agreement, as amended and restated as of December 31, 2008, provides for Mr. Berges to be our Chairman and Chief Executive Officer. The agreement will automatically be extended for successive one-year terms unless either Mr. Berges or the company gives at least one year's prior notice to the other that the agreement shall not be extended. As no notice was given, the agreement is currently in force until July 30, 2012. Mr. Berges may terminate the agreement for good reason or upon 30 days' notice to us. The agreement provides that Mr. Berges is entitled to:

  •
  an annual base salary of not less than his current salary, subject to annual review by the compensation committee;

  •
  a target annual cash incentive award opportunity of not less than 100% of annual base salary, and a maximum annual cash incentive award opportunity of not less than 200% of annual base salary; and

  •
  participation in all other employee benefit plans generally available to senior executives (except that Mr. Berges permanently agreed to forgo his perquisite allowance)

        Under the employment agreement, on July 30, 2001 we granted Mr. Berges separate options to purchase 550,000 and 275,000 shares of Hexcel common stock. Each of the options has a term of ten years and an exercise price of $10.50 per share. The option to purchase 550,000 shares vested over four years at a rate of one-sixteenth of the shares at the end of each three-month period beginning with the three-month period ending October 31, 2001. The option to purchase 275,000 shares becomes exercisable in full on July 29, 2011, but is subject to earlier vesting in equal one-third parts if the price of a share of Hexcel common stock reaches $15.75, $21.00 and $26.25 over consecutive thirty-day trading periods. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive days, and vested as to an additional third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive days.

        Mr. Berges' employment agreement also provides that we will make payments to Mr. Berges upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Berges following termination. These provisions are described on pages 49-50.

Employment and Severance Agreement with Mr. Stanage

        We entered into an employment and severance agreement with Mr. Stanage when he began his employment with us on November 9, 2009. The initial term of the agreement is three years. The agreement is automatically extended for additional one-year periods unless the company gives at least one year's prior notice to Mr. Stanage that we are not extending the term of the agreement. The agreement provides for

  •
  an initial base salary of $535,000

  •
  an annual cash target incentive award of 75% of salary

  •
  a sign-on award of RSUs valued at $1,000,000, an annual equity award in 2010 valued at 150% of base salary, and an annual equity award in subsequent years valued within a range of 140% to 210% of base salary, as determined by the compensation committee. All annual equity awards will be valued and granted in such form as determined by the compensation committee for all executives

  •
  Mr. Stanage to participate in all of our employee benefit plans and arrangements applicable to senior level executives, except that Mr. Stanage will not participate in our executive perquisites program

  In addition, Mr. Stanage received certain relocation benefits designed to assist him in the purchase of a home in the Stamford, CT area, including:

    •
    A lump sum payment of $325,000 that was paid at the time of closing on the purchase of a home in the Stamford, CT area; this amount was not grossed up for taxes, and Mr. Stanage must repay this amount to us if Mr. Stanage voluntarily terminates his employment or is terminated by us for cause prior to November 9, 2012

    •
    Approximately $50,000 in temporary housing and other living expenses incurred by Mr. Stanage prior to his purchase of his home; this amount was grossed up for taxes

        Mr. Stanage's employment and severance agreement also provides that we will make payments to Mr. Stanage upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Stanage following termination. These provisions are described on pages 50-51.

Description of Plan-Based Awards

        All NQOs, RSUs and PSAs granted to the NEOs in fiscal year 2010 were granted under the ISP and are governed by the terms and conditions of the ISP and the applicable award agreements. See pages 28-29 of this proxy statement for a detailed discussion of NQOs, RSUs and PSAs.

Outstanding Equity Awards at 2010 Fiscal Year-End

        The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2010:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David E. Berges								113,797		2,058,588	122,030	2,207,523
			221,932			10.90	02/01/2020
	94,268		188,534			7.83	01/26/2019
	49,733		24,866			21.11	01/28/2018
	121,505					18.17	01/29/2017
	85,058					22.00	02/07/2016
	121,082					14.51	01/06/2015
	145,257					7.38	01/06/2014
	280,713					3.13	01/06/2013
	403,047					10.50	07/30/2011
	183,334	(5)				10.50	07/30/2011
				91,666	(5)	10.50	07/30/2011

Nick L. Stanage								74,381		1,345,552	18,406	332,965
			77,174			10.90	02/01/2020

Wayne C. Pensky								30,906	(6)	559,090	31,362	567,339
			57,842			10.90	02/01/2020
	24,087		48,174			7.83	01/26/2019
	13,300		6,650			21.11	01/28/2018
	8,542					18.17	01/29/2017
	5,432					22.00	02/07/2016
	8,252					14.51	01/06/2015
	15,937					7.38	01/06/2014
	37,466					3.13	01/06/2013

Ira J. Krakower								27,817		503,210	25,435	460,119
			47,042			10.90	02/01/2020
	19,513		39,026			7.83	01/26/2019
	10,289		5,144			21.11	01/28/2018
	25,772					18.17	01/29/2017
	16,585					22.00	02/07/2016
	20,888					14.51	01/06/2015
	47,129					7.38	01/06/2014
	107,885					3.13	01/06/2013
	44,000					2.74	01/10/2012

Robert G. Hennemuth								20,735		375,096	22,154	400,766
			40,861			10.90	02/01/2020
	17,016		34,031			7.83	01/26/2019
	8,997		4,498			21.11	01/28/2018
	24,388					18.17	01/29/2017
	13,363					20.82	03/20/2016

(1)
See footnote (5) below for an explanation as to the vesting of the option held by Mr. Berges to purchase 275,000 shares, which is separated into a vested option to purchase 183,334 shares and an unvested option to purchase 91,666 shares. All other options listed in this table vest at a rate of one-third per year on each of the first three anniversaries of the grant date. The grant date for each option is the date ten years prior to the option expiration date, as all options have a ten year term.

(2)
This column reflects the following:

	RSUs under the ISP(a)	Earned PSAs(b)	MSPP RSUs(c)
David E. Berges	113,797	—	—
Nick L. Stanage	74,381	—	—
Wayne C. Pensky	29,487	—	1,419
Ira J. Krakower	27,817	—	—
Robert G. Hennemuth	20,735	—	—

(a)
RSUs granted under the ISP, which generally vest and convert into shares at the rate of one-third per year on each of the first three anniversaries of the grant date.

(b)
PSAs for which the performance period has ended and the level of performance has been determined.

(c)
RSUs that were issued under the MSPP. These were issued on January 22, 2008 at a purchase price of $16.0256 per RSU at the election of Mr. Pensky in lieu of a portion of his cash incentive award for 2007. These RSUs vest at the rate of one-third per year on each of the first three anniversaries of the grant date, and convert into shares at the end of the three year vesting period. See page 48 for further information regarding the MSPP.
(3)
Values were computed using a price of $18.09 per share, the closing price of Hexcel common stock on December 31, 2010.

(4)
This column reflects the shares that each NEO would receive under the PSAs granted on January 26, 2009 and February 1, 2010 based on actual performance during the applicable performance periods and assuming that the NEO's employment is terminated as of December 31, 2010. The February 1, 2010 grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the "Grants of Plan-Based Awards in 2010" table above under the column "Estimated Future Payouts Under Equity Incentive Plan Awards." Each NEO will receive a number of shares of common stock based on the extent to which the performance criteria for the respective PSA are attained. Any such shares will be received by the NEO in early 2012 for the 2009 PSAs and early 2013 for the 2010 PSAs.

(5)
On July 30, 2001, Mr. Berges' hire date with Hexcel, he was granted an option to purchase 275,000 shares of common stock. The option provided that it would become exercisable in full on July 29, 2011, subject to earlier vesting, in whole or in part, if the price of a share of Hexcel common stock reached $15.75, $21.00 and $26.25 over a consecutive thirty-day trading period. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive trading days, and vested as to an additional one-third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive trading days. The option will vest immediately as to the remaining one-third of the underlying shares if Hexcel stock closes at above $26.25 for thirty consecutive trading days.

(6)
In addition to the unvested RSUs reflected in this table, as of December 31, 2010, Mr. Pensky held 2,840 RSUs under the MSPP that have vested but have not yet converted into shares of stock. The value of these RSUs, based on the closing price of Hexcel common stock on December 31, 2010 was $51,376.

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David E. Berges	—	—	81,892		1,011,218
Nick L. Stanage	—	—	27,988		488,391
Wayne C. Pensky	—	—	16,353	(2)	208,583	(2)
Ira J. Krakower	82,413	256,303	21,183		259,191
Robert G. Hennemuth	—	—	15,709		194,173

(1)
Reflects RSUs that vested during 2010. This includes RSUs that were granted in 2007, 2008 and 2009, with a vesting schedule of one-third of the shares subject to the grant on each of the three anniversaries of the grant date, and RSUs that resulted from the 2007 PSA, as follows:

	RSUs	2007 PSA
David E. Berges	45,903	35,989
Nick L. Stanage	27,988	0
Wayne C. Pensky	13,823	2,530
Ira J. Krakower	13,549	7,634
Robert G. Hennemuth	8,485	7,224
(2)
In addition to the shares listed, 1,420 RSUs underlying an award granted to Mr. Pensky under the MSPP on January 22, 2008 vested, but did not convert into shares, in 2010. The value of these 1,420 shares, based on the closing share price on the date of vesting, was $17,083.

Pension Benefits in Fiscal 2010

        Our NEOs participate in the following pension plans and arrangements:

  Supplemental Executive Retirement Agreements with Messrs. Berges, Stanage and Krakower

        We have entered into supplemental executive retirement agreements (each a "SERP") with Messrs. Berges, Stanage and Krakower. Each SERP provides for a retirement benefit intended to supplement the executive's retirement income from our 401(k) plan and Nonqualified Deferred Compensation Plan (described on page 48). The material features of the SERPs are as follows:

  •
  The monthly normal retirement benefit is equal to the product of the executive's final average pay, benefit percentage and vesting percentage, offset by any vested contributions made by us under our 401(k) plan and supplemental 401(k) plan. Mr. Krakower's benefit is also offset by his accrued benefit under our former qualified pension plan.

  •
  Final average pay equals the executive's average monthly compensation for the highest paid 36 months out of his final 60 months of employment, and includes salary and cash incentive award, but not equity compensation. The cash incentive award is deemed to be earned ratably over the period in which it was earned.

  •
  The current vesting percentage for each of Messrs. Berges and Krakower is 100%, and the current vesting percentage for Mr. Stanage is zero. The SERP is unvested for the first five years of service (subject to acceleration in certain circumstances as described below), and becomes fully vested at the end of the fifth year of service.

  •
  The benefits percentages are as follows:

  •
  Mr. Berges: 1/2 of 1% for each of the first 96 months of service, and 1/6 of 1% for each of the next 60 months of service.

  •
  Mr. Krakower: 5/12 of 1% for each of the first 60 months of service, 1/4 of 1% for each of the next 60 months of service, and 1/6 of 1% for each additional month of service.

  •
  Mr. Stanage: 7/30 of 1% for each month of service, but shall not increase further once Mr. Stanage reaches age 65.

  •
  Upon retirement after reaching age 65, the executive will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit starting the month after employment terminates and ending on death, but is guaranteed to be at least 120 monthly payments.

  •
  If the executive's employment terminates prior to age 65 (early retirement), he will receive a lump sum that is actuarially equivalent to a lifetime payment stream of the monthly normal retirement benefit, reduced by 3% for each year by which the date of the first payment precedes age 65. The lump sum is based on an assumed payment stream starting the month after his employment terminates (but no earlier than the month he reaches age 55), and ends on death, but is guaranteed to be at least 120 monthly payments. This does not apply to Mr. Krakower, as he has already attained the age of 65.

  •
  Should the executive die before receiving any benefits under the SERP, the executive's designated beneficiary will receive a lump sum that is actuarially equivalent to the 50% survivor annuity the beneficiary would have received had the executive retired immediately prior to his death and elected to receive his benefit in the form of a 50% joint and survivor annuity. The executive also may elect to have the lump sum survivor benefit calculated on the basis of a 75% or 100% survivor annuity, or for it to equal the full lump sum he would have received had he retired immediately prior to his death. If the executive elects any of these alternative forms of benefit, the additional actuarial cost (above the cost of providing the benefit based on a 50%

    survivor annuity) reduces the amount of the executive's retirement benefit (and hence the survivor's benefit as well).

  •
  Upon certain other types of termination, or permitted elections, the amount and form of benefit are different.

  •
  Termination for cause—no benefits are payable

  •
  Termination without cause, or by the executive for good reason

  •
  For Mr. Berges and Mr. Krakower, 12 months of service are added for purposes of computing the benefits percentage

  •
  For Mr. Stanage, upon such a termination after May 9, 2011, the vesting percentage is 100% regardless of whether Mr. Stanage has been employed by us for five years, and 12 months of service are added for purposes of computing the benefits percentage; upon such a termination prior to May 9, 2011, no benefits are payable

  •
  Upon termination without cause, or by the executive for good reason, within two years after a change in control or during a period which qualifies as a potential change in control (as defined in the SERPs)

  •
  For Mr. Berges and Mr. Krakower, 36 months of service are added for purposes of computing the benefits percentage

  •
  For Mr. Stanage, 36 months of service are added (if the termination is on or before November 9, 2014), or 24 months are added (if the termination is after November 9, 2014) for purposes of computing the benefits percentage, and the vesting percentage is 100% regardless of how long Mr. Stanage has been employed by us

  •
  Upon termination due to disability, the lump sum is calculated without reduction even if the assumed payment stream would start prior to age 65.

    These enhanced benefits payable upon termination are quantified in the table on page 55.

  Retirement Agreements with Messrs. Pensky and Hennemuth

        We have entered into Executive Deferred Compensation and Consulting Agreements (each an "EDCA") with Mr. Pensky and Mr. Hennemuth. The material terms of the EDCAs are as follows:

  •
  The executive is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit. The accrued benefit is equal to 1.5% of the executive's aggregate salary and cash incentive awards earned while employed by us multiplied by a fraction of X/67, with X=the number of months the executive has been employed by us since entering into his EDCA, subject to a maximum of 67 months.

  •
  The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive's employment terminates prior to age 65, then

  •
  the payments will be actuarially reduced to reflect commencement prior to age 65

  •
  the executive's monthly retirement benefit will start the calendar month after he terminates employment and will end on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive dies prior to commencement of payments to him, a benefit is payable to his beneficiary for the duration of the beneficiary's life, and is based on the actuarial equivalent of the early retirement benefit described above, as if the executive had retired immediately prior to his death.

  •
  Upon a change in control, the executive's benefits become payable.

  •
  Upon termination for cause, no benefits are payable.

  •
  Each executive has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with us.

  •
  Each executive has agreed not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us, unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

  •
  The executive is entitled to an additional amount based on the value of our providing medical, dental and life insurance from termination of employment to age 75. No benefit is provided if the executive has less than five years of service at termination.

  •
  the value of the medical and dental insurance is based on the group insurance provided by us to our employees at the time of termination of the executive's employment

  •
  the amount gets added to the value of the lump sum or increases the annuity, depending on the form of payment chosen by the executive.

        Messrs. Pensky and Hennemuth have elected to receive their EDCA benefit in the form of an actuarially equivalent lump sum.

  Pension Benefits Table

        The table below shows the present value of accumulated benefits payable to each NEO as of December 31, 2010, including the number of years of service credited to each NEO, under each pension and retirement plan listed below, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The table also shows payments made to the NEOS under the plans indicated during 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
David E. Berges	Supplemental Executive Retirement Agreement	9.42	13,969,217	0
Nick L. Stanage	Supplemental Executive Retirement Agreement	1.17	359,303	0
Wayne C. Pensky	Executive Deferred Compensation Agreement	17.42	1,157,687	0
Ira J. Krakower	Supplemental Executive Retirement Agreement	14.33	3,828,858	0
Robert G. Hennemuth	Executive Deferred Compensation Agreement	4.75	595,807	0

(1)
The amounts in this column were calculated assuming retirement at age 65 (except with respect to Mr. Krakower, whose actual age at December 31, 2010 was used as he is over age 65), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of our financial statements. See Note 8, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other Postretirement Benefit Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2010, for a description of these interest rate and mortality assumptions.

These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65 (except with respect to Mr. Krakower, who was over age 65 at December 31, 2010), and reflect a discount rate of 3.70% to determine the present value of the lump sum payable at age 65, which rate is used for purposes of pension calculations in our financial statements.

Nonqualified Deferred Compensation in Fiscal Year 2010

        All information in the table below is with respect to our Nonqualified Deferred Compensation Plan ("NDCP") or Management Stock Purchase Plan ("MSPP"). The NDCP is an unfunded plan that permits a select number of highly compensated employees to defer a percentage of their pay and receive Hexcel matching and profit sharing contributions above the IRS limits permitted under our qualified 401(k) plan. Terms of the plan are as follows:

  •
  participants can defer any amount of their cash compensation (salary and cash incentive award) on a pre-tax basis

  •
  all of our matching contributions are made on the same 50% basis as described on page 31 with respect to the qualified 401(k) plan, but only with respect to the participant's deferrals under the NDCP up to 6% of their compensation in excess of the compensation taken into account for purposes of determining contributions to the qualified 401(k) plan

  •
  all of our other contributions—discretionary profit-sharing, and fixed weekly contributions—are made on the same basis as described on page 31 with respect to the qualified 401(k) plan, but only with respect to the amount of the participant's compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

  •
  employee and company contributions are 100% vested at all times.

  •
  the investment options generally mirror those available in our qualified 401(k) plan, except that the Hexcel stock fund is not an option

  •
  distributions are in a lump sum or in a series of monthly, quarterly or annual installments after termination of service, as elected by the employee

  •
  in-service distributions are generally prohibited except in the case of an unforeseeable emergency

  •
  loans from the NDCP are prohibited

        Mr. Pensky participated in the NDCP in 2010. Messrs. Berges, Stanage, Krakower and Hennemuth did not participate in the NDCP in 2010, and instead received a taxable cash payment equal to the contributions they would have received if they participated. Our contributions to this plan for the NEOs or related payments to the NEOs in 2010 are included in "All Other Compensation" in the Summary Compensation Table on page 38.

        Under the MSPP, up until 2007 certain senior executives were given the opportunity to defer and apply a portion of their annual cash incentive award to purchase RSUs at a price of 80% of the average of the closing price of Hexcel common stock for the five trading days preceding the date of grant. The RSUs vest at the rate of one-third per year for three years, and convert to shares of Hexcel common stock on a one-to-one basis on the third anniversary of the grant date. Mr. Pensky deferred $68,256 of his 2007 cash incentive award to purchase 4,259 RSUs under the MSPP at a price of

$16.0256 per RSU on January 22, 2008. This plan was discontinued with respect to annual cash incentive awards for years after 2007.

	Name of Plan	Executive Contributions in Last FY($)		Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(2)		Aggregate Balance at Last FYE($)(3)
David E. Berges	NDCP	—		—	9,362		366,483
Nick L. Stanage	NDCP	—		—	—		—
Wayne C. Pensky	NDCP	35,822		46,378	12,000		191,977
	MSPP	17,083	(4)	—	8,605	(5)	25,688	(6)
Ira J. Krakower	NDCP	—		—	—		—
Robert G. Hennemuth	NDCP	—		—	—		—

(1)
Our contributions to the NDCP are included in the "All Other Compensation" column in the Summary Compensation Table on page 38.

(2)
The aggregate annual earnings in 2010 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

(3)
The NEO's contributions to the NDCP in prior years, and our contributions to the NDCP in prior years, were included in the Summary Compensation Table for the year in which the amount was contributed. Under the MSPP, the amount of cash incentive award deferred to purchase the RSUs, as well as the difference between the price paid by the NEO for the RSUs and the fair market value of the RSUs on the date of grant, were included in the Summary Compensation Table for the year with respect to which the applicable cash incentive was earned.

(4)
Represents the value of RSUs granted to Mr. Pensky under the MSPP that vested, but did not convert into shares, on January 22, 2010. The value is based on the closing price of Hexcel stock on the date of vesting, which was $12.03.

(5)
Represents the difference between the value of the RSUs as of December 31, 2010 (based on a stock closing price of $18.09 per share) and the value of the RSUs on the date of vesting (see footnote (4) above).

(6)
Represents the value of the RSUs as of December 31, 2010, based on a closing price of Hexcel stock of $18.09 per share.

Potential Payments upon Termination or Change in Control

  Severance Agreements and Arrangements

        Under Mr. Berges' employment agreement, we have agreed to make certain payments to Mr. Berges upon termination of his employment under certain circumstances. In particular:

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, then Mr. Berges will receive

  •
  an annual cash incentive award prorated for the portion of the year he was employed

  •
  a lump sum payment equal to two times the sum of his then current base salary and his average annual cash incentive award over the prior three years

  •
  participation for two years after termination in all medical, dental, life insurance and other welfare and perquisite plans and programs in which Mr. Berges was participating on the date of termination

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, in each case during a period which qualifies as a potential change in control period or within two years after a change in control, Mr. Berges will receive the same payments and benefits as described above except that

  •
  the lump sum payment will be equal to three times the sum described above

  •
  participation in health, welfare and perquisite plans and programs will be for three years instead of two

  •
  Mr. Berges will be entitled to receive a modified gross-up payment for any excise tax incurred under Section 280G of the Internal Revenue Code, but only if the total "parachute payments" exceed Mr. Berges' untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Berges for the excise tax as well as any income tax and excise tax payable by Mr. Berges as a result of any reimbursements for the excise tax.

  •
  in the event of termination due to death or disability, Mr. Berges will receive an annual cash incentive award prorated for the portion of the year he was employed

        Mr. Berges has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of two years following the termination of his employment. This includes, for example, any situation in which Mr. Berges is an employee of, consultant to, or owner of a business. If Mr. Berges' termination is in connection with change in control, the period is extended to three years. However, this restriction would not apply if Mr. Berges' duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Berges also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

        We have entered into executive severance agreements with each of Messrs. Stanage, Pensky, Krakower and Hennemuth that contain terms substantially similar to the severance terms described above for Mr. Berges, except that

  •
  if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, then

  •
  the lump sum payment will be equal to the sum of his then current base salary and his average annual cash incentive award over the prior three years (rather than two times the sum)

  •
  the applicable non-compete term, and the term for continuation of benefits, will be one year instead of two

  •
  in the case of Messrs. Pensky, Krakower and Hennemuth, there is no term providing for an annual cash incentive award pro-rated for the portion of the year the executive was terminated, and so whether such award is paid would be determined in accordance with the terms of the MICP

  •
  Mr. Stanage would be entitled to receive a pro-rata portion of his annual cash incentive award for the year in which he was terminated

  •
  in the case of Mr. Stanage, if his employment terminates after November 9, 2014 for any reason other than for disability or cause, or if he terminates his employment for good reason, in each case during a change in control period, or within two years following a change in control, then

  •
  the lump sum payment will be equal to two times the sum of his then current base salary and his average annual cash incentive award over the prior three years

    •
    the applicable non-compete term, and the term for continuation of benefits, will be two years

  •
  if Mr. Stanage's employment terminates before November 9, 2014 for any reason other than for disability or cause, or if he terminates his employment for good reason, in each case during a change in control period, or within two years following a change in control, then

  •
  the lump sum payment will be equal to three times the sum of his then current base salary and his average annual cash incentive award over the prior three years

  •
  the applicable non-compete term, and the term for continuation of benefits, will be three years

  •
  in the case of Mr. Stanage, the modified gross-up payment for excise tax incurred under Section 280G of the Internal Revenue Code will not apply only if the applicable change in control occurs after November 9, 2014

  Retirement Agreements

        As described on page 53, our NEOs are party to various arrangements that provide for benefits payable upon retirement. As described on pages 45-46, the SERP agreements that we entered into with Messrs. Berges, Stanage and Krakower provide for enhanced benefits upon our termination of the executive without cause, the executive's termination for good reason or the executive's termination during a potential change of control or within two years following a change in control. None of our other retirement programs provide for any form of enhanced or accelerated benefit upon termination of the executive for any reason.

  Equity Awards

        Each of our NEOs have various NQOs, RSUs, PSAs and, in some cases, MSPP RSUs outstanding. Upon termination of employment of an NEO, the treatment of the equity award depends on the nature of the termination. Below is a description of what happens to the NEO's outstanding equity awards upon each different type of termination and upon a change in control.

  NQOs

  •
  Voluntary departure or termination without cause—upon any termination other than retirement, disability, death, or cause, the NEO has 90 days to exercise the option to the extent vested; to the extent not vested, the option terminates.

  •
  Disability/Death—all options vest and remain exercisable for one year.

  •
  Retirement—any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the NEO has five years from the date of retirement to exercise the NQOs (but in no event can the NEO exercise an NQO after the expiration of the ten-year term of the option)

  •
  Cause—all options are forfeited.

  •
  Change in control—all options vest, and if the NEO is terminated without cause or terminates his employment for good reason within two years after the change in control, the options remain exercisable for three years.

  RSUs

  •
  Voluntary departure or termination without cause—all RSUs are forfeited.

  •
  Disability/Death—all RSUs vest and convert to stock.

  •
  Retirement—all RSUs continue to vest on the schedule set forth in the RSU agreement.

  •
  Cause—all RSUs are forfeited.

  •
  Change in control—all RSUs vest and convert to common stock.

  MSPP RSUs

  •
  Voluntary departure or termination for cause—vested MSPP RSUs convert to shares of common stock; unvested MSPP RSUs are forfeited and the NEO receives back the cash deferred to purchase the unvested MSPP RSUs

  •
  Termination without cause, or due to death or disability, or as a result of retirement—all MSPP RSUs vest and convert to shares of common stock.

  •
  Change in control—all MSPP RSUs vest and convert to common stock.

  PSAs

  •
  Voluntary departure or termination for cause—the entire award is forfeited.

  •
  Termination without cause, or due to disability, death or retirement, or for good reason—the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained.

  •
  Change in Control—the PSA is paid out at target immediately, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at target at the end of the performance period.

        An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he is age 65 or age 55 with five or more years of service with us.

        Our agreements relating to NQOs, RSUs and PSAs require that the employee comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and refrain from competing with us. The non-compete provision is substantially similar to that contained in the severance arrangements of our NEOs described above. If the employee fails to comply with this requirement, then any outstanding equity grants are forfeited and the employee shall deliver to the company the number of option shares the employee received during the 180-day period immediately prior to the breach of the non-compete requirement, and if the employee sold any option shares during this 180-day period, then the employee shall deliver to the company the proceeds of such sales. These equity grants are also subject to the terms of the applicable plans under which they were issued including terms that cover other possible grounds for forfeiture or recoupment of payments and gains.

  Change in Control; Good Reason; Cause

        A "Change in Control" is generally defined in our plans and agreements to mean any of the following:

  •
  the acquisition by any third party of 50% or more of our common stock

  •
  the acquisition by any third party of 40% or more of our common stock within a 12 month period

  •
  a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were approved replacements of the existing directors

  •
  a merger of Hexcel or a sale of all or substantially all the assets of Hexcel, except if (i) the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction

        "Good reason" is generally defined in our plans and agreements to mean:

  •
  A material diminution in the executive's position, duties, responsibilities or authority

  •
  A material reduction in the executive's base salary

  •
  Failure by us to continue any compensation plan in which the executive participates which is material to the executive's total compensation, unless replaced with a plan of substantially equivalent value

  •
  Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least twenty paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

  •
  Failure to provide facilities or services which are reasonably necessary for the executive's position

  •
  Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement hereunder or failure by us to remain liable to the executive after such assumption

  •
  In the case of the severance or SERP agreements, any termination by us of the executive's employment which is not effected pursuant to a notice that complies with the relevant agreement

  •
  The relocation of the executive's principal place of employment to a location more than fifty (50) miles from the executive's place of employment as at the date of the relevant agreement

  •
  Failure to pay the executive any portion of compensation within seven (7) days of the date such compensation is due

        "Cause" is generally defined in our plans and agreements applicable to NEOs to mean (1) the willful and continued failure by the NEO to substantially perform his duties after we have notified the executive in writing with specificity of the nonperformance or (ii) the willful engagement by the NEO in misconduct that materially harms us. Before we can terminate an NEO for cause, our Board must give the NEO notice describing the reasons we intend to terminate the NEO for cause and must pass a resolution approved by at least two-thirds of the Board determining that the NEO is guilty of the improper conduct, and must provide the NEO with the opportunity to be heard before the Board with counsel present.

  Benefits Payable upon Termination of Employment on December 31, 2010

        As described above, the following agreements and arrangements with our NEOs provide for severance or enhanced benefits upon termination of employment or a change in control:

  •
  severance benefits payable to Mr. Berges under his employment agreement and to Messrs. Stanage, Pensky, Krakower and Hennemuth under their executive severance agreements;

  •
  enhanced benefits payable under the SERP agreements we entered into with Messrs. Berges, Stanage and Krakower upon certain terminations; and

  •
  the treatment of our various equity awards upon certain types of termination, as described on pages 51-52.

Other than the benefits described on page 32, and these benefits and enhancements, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment that are not available to salaried employees generally.

        The table below describes the potential benefits and enhancements under the company's compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment or a change in control as of December 31, 2010. However, the following items are excluded from the table:

  •
  The amounts reflected in the middle column of the "Pension Benefits" table on page 47, all of which are vested

  •
  The balances under the NDCP listed in the "Nonqualified Deferred Compensation" table on page 49, all of which are vested

  •
  Benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary, vacation pay and distributions under an employee's 401(k) plan

        None of the payments or benefits reflected in the chart below would be payable solely in the event of a change of control without a subsequent termination, except for payment to Mr. Pensky or Mr. Hennemuth of his EDCA benefit and vesting and conversion of the equity awards (and the related values) reflected below.

Benefits Payable Upon Termination of Employment on December 31, 2010

		Cash Severance/ Payment at Death ($)(1)	Incremental Benefit under SERP or EDCA ($)(2)	Benefits Continuation ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/31/2010 share price) ($)(4)	Excise Tax Gross-Up ($)(5)	Payment under MICP ($)(6)	Total Termination Benefits ($)
David E. Berges
•	Voluntary retirement	—	—	—	—	—	—	—
•	Involuntary or good reason termination	3,940,018	684,347	16,073	—	—	—	4,640,438
•	Involuntary or good reason termination after change in control	5,910,027	2,053,244	24,110	319,174	—	—	8,306,555
•	Death	1,500,000	—	—	—	—	—	1,500,000
•	Disability	—	2,091,695	—	—	—	—	2,091,695

Nick L. Stanage
•	Voluntary retirement	—	—	—	—	—	—	—
•	Involuntary or good reason termination	637,432	—	13,743	221,976	—	—	873,151
•	Involuntary or good reason termination after change in control	1,912,296	847,316	41,229	2,233,398	2,821,393	—	7,855,632
•	Death	1,274,864	—	—	2,122,410	—	—	3,397,274
•	Disability	—	1,918,235	—	2,122,410	—	—	4,040,645

Wayne C. Pensky
•	Voluntary retirement	—	—	—	—	—	—	—
•	Involuntary termination	636,358	—	10,805	—	—	—	647,163
•	Involuntary or good reason termination after change in control	1,909,075	—	32,414	83,184	—	—	2,024,673
•	Death	1,272,717	—	—	—	—	—	1,272,717
•	Disability	—	—	—	—	—	—	—

Ira J. Krakower
•	Voluntary retirement	—	—	—	—	—	—	—
•	Involuntary or good reason termination	594,740	178,952	6,101	—	—	—	779,793
•	Involuntary or good reason termination after change in control	1,784,219	536,537	18,304	67,657	—	—	2,406,717
•	Death	1,189,479	—	—	—	—	—	1,189,479
•	Disability	—	—	—	—	—	—	—

Robert G. Hennemuth
•	Voluntary retirement	—	—	—	—	—	—	—
•	Involuntary or good reason termination	526,109	—	14,250	400,764	—	—	941,123
•	Involuntary or good reason termination after change in control	1,578,328	—	42,749	1,609,513	686,949	—	3,917,539
•	Death	1,052,237	—	—	1,593,392	—	—	2,645,629
•	Disability	—	—	—	1,593,392	—	—	1,593,392

(1)
Involuntary or good reason termination, with or without a change in control. For all NEOs, Represents the lump sum cash payment that would have been paid to the executive under his employment agreement, employment and severance agreement or executive severance agreement, as applicable.

Death. Represents the death benefit we agreed to provide to the executive.

(2)
For all NEOs, represents the difference between (a) the actual lump sum the NEO would have received upon the indicated type of termination on December 31, 2010, and (b) the lump sum the NEO would have received had he voluntarily terminated his employment on December 31, 2010. Neither Mr. Pensky nor Hennemuth would receive any enhancement to his EDCA benefits as a result of any type of termination of employment or a change of control.

(3)
Represents the value of welfare/medical benefits for (a) two years (in the case of Mr. Berges) or one year (in the case of Messrs. Stanage, Pensky, Krakower and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) three years in the event of involuntary or good reason termination following a change in control.

(4)
Reflects the value of equity awards that were unvested on December 31, 2010, and that would have vested as a result of the indicated type of termination of employment of the NEO. RSUs are valued at $18.09 per RSU, the closing price of Hexcel common stock on December 31, 2010. Unvested NQOs are valued at the difference between $18.09 and the exercise price of the option; no value is attributed to NQOs if the exercise price is greater than $18.09. Vested NQOs are not reflected in the table regardless of the exercise price. PSAs are valued at $18.09 as well. For PSAs, reflects the value of the additional shares, if any, the NEO would have received as a result of the specified type of termination on December 31, 2010 as compared to a voluntary departure on the part of the NEO on such date. For all PSAs, in the event of a termination in connection with a change of control, it is assumed the acquiring company does not exchange the PSAs for the right to receive a comparable publicly traded security, and therefore assumes payout at target. No value is attributed to unvested MSPP RSUs held by Mr. Pensky, as the value of the unvested MSPP RSUs, assuming a price of $18.09 per MSPP RSU, is less than the cash incentive award amount under the MICP originally deferred by Mr. Pensky to acquire the unvested MSPP RSUs. Vested MSPP RSUs are not reflected in the table regardless of the cash incentive award amount deferred to acquire the unvested MSPP RSUs.

  The value of an equity award is not included in this chart if the NEO could have retired on December 31, 2010 and either received the equity award immediately or on the schedule set forth in the applicable equity award agreement after retirement. Messrs. Berges, Pensky and Krakower qualified for retirement under the terms of their NQO, RSU and PSA agreements, and therefore (i) no value is reflected for their NQOs and RSUs, and (ii) for their PSAs, no value is reflected in any termination scenario except for a change in control, in which case the value represents the additional shares, if any, the executive would have received upon termination in connection with a change in control on December 31, 2010 (based on a payout at target) and the value of the shares the NEO would have received if he retired on December 31, 2010 (which would have resulted in a pro-rata payout based on the portion of the performance period the executive was employed, and the extent to which the company achieved the applicable performance measure).

(5)
Our severance arrangements with the NEOs provide for a modified gross-up for excise taxes incurred on "excess parachute payments" under section 280G of the Internal Revenue Code. The amounts in the table are based on a 280G excise tax rate of 20%, a statutory 35% federal income tax rate (adjusted for state taxes allowed as itemized deductions), a 1.45% Medicare tax rate and a 5.0% Connecticut state tax rate. With respect to Mr. Stanage, the modified gross-up applies only with respect to a change in control that occurs on or before November 9, 2014.

(6)
Under the MICP, if an executive leaves voluntarily prior to the end of the year, it is within our discretion whether to provide an award to the executive for such year. If an MICP participant is involuntarily terminated, he receives an award pro-rated based on the portion of the year the participant was employed.

PROPOSAL 2—APPROVAL OF THE COMPANY'S 2010 EXECUTIVE COMPENSATION

        We are seeking a stockholder vote with respect to compensation awarded to our named executive officers for 2010 as required pursuant to Section 14A of the Exchange Act.

        The company's executive compensation program and compensation paid to the named executive officers are described on pages 20 to 56 of this proxy statement. The compensation committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the company's circumstances and to promote the main objectives of the program: to provide competitive overall pay relative to peers, taking into account company performance, to effectively tie pay to performance, and to align the named executive officers' interest with the interest of stockholders.

        You may vote for or against the following resolution, or you may abstain. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. This vote is advisory and non-binding. However, the compensation committee will review the voting results and take them into consideration as one factor when making future decisions regarding executive compensation, in conjunction with other factors such as feedback from shareholder outreach programs.

        RESOLVED, that the stockholders approve the compensation of the company's named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, the compensation tables and related material included in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPANY'S 2010 EXECUTIVE COMPENSATION

PROPOSAL 3—FREQUENCY OF SAY-ON-PAY VOTE

        As required by Section 14A of the Exchange Act, we are seeking a stockholder vote about how often we should present stockholders with the opportunity to vote on the compensation awarded to our named executive officers.

        We believe that an annual vote is most appropriate.

        You may elect to have the vote held annually, every two years or every three years, or you may abstain. You are not voting to approve or disapprove the Board's recommendation. Broker non-votes will be disregarded and will have no effect on the outcome of the vote. The vote is advisory and non-binding. The compensation committee will consider the outcome in recommending a voting frequency to the board of directors, but will not be bound either by its own recommendation or by the outcome of the vote, and may choose to conduct the vote more or less frequently in the future based on other factors, such as feedback from shareholder outreach programs, the adoption or revision of compensation policies, or the outcome of "Say on Pay" votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AN ANNUAL STOCKHOLDER ADVISORY VOTE
REGARDING COMPENSATION AWARDED TO HEXCEL'S NAMED EXECUTIVE OFFICERS

PROPOSAL 4—APPROVAL OF MANAGEMENT INCENTIVE COMPENSATION PLAN

General

        We maintain the Management Incentive Compensation Plan, which provides for annual cash incentive awards to be granted to eligible participants at the discretion of the compensation committee. On January 24, 2011, the compensation committee approved an amendment and restatement of the plan, subject to stockholder approval. The plan is being submitted to stockholders to meet the stockholder approval requirement of Section 162(m) of the Internal Revenue Code for qualified performance-based compensation. Below is a summary description of the material provisions of the plan. This description is qualified by the full text of the plan, which is included as Annex A to this proxy statement.

Description of the Principal Features of the Plan

  Purpose

        The purpose of the plan is to attract and retain highly qualified executives and key employees and to advance our interests by providing a cash incentive award for employees who have a direct, measurable opportunity to advance our goals.

  Administration

        The plan is administered by the compensation committee. The compensation committee establishes incentive awards, performance goals and all other material terms of awards for each participant. The compensation committee, in consultation with management, decides who participates in the plan.

  Eligibility

        Any of our salaried exempt employees or officers is eligible to receive an award under the plan. In 2010, 161 of our employees (including the NEOs) participated in the MICP that was in effect at the time.

  Awards

        The plan provides for cash incentive awards as a percentage, which may exceed one hundred percent, of a target incentive award amount established for each participant. The percentage used to determine an award is based on the degree of achievement of performance goals. The applicable performance period may be one or more calendar years.

        When an award to our CEO or any of our three most highly compensated executive officers (other than the CFO) (referred to as "Covered Employees" in this description, with the term being defined in the plan) is intended to qualify for tax deductibility under Section 162(m) (a "Qualified Award" as defined in the plan), the performance goals for the award must be based upon one or more of the following criteria, each of which may relate to the performance of Hexcel, a subsidiary, a business unit, any subsection of our business or any combination thereof and may be expressed as an amount, or as an increase or decrease over a specified period, or a relative comparison of performance to the performance of a peer group of entities or other external measure, of the selected performance criteria: earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof). With respect to an award to any employee other than a Covered Employee, or an award to a Covered Employee that is not intended to be a Qualified Award, the performance goals may be based on any of the criteria listed above and/or on any other objective or subjective performance measures.

        The compensation committee has the discretion to increase the size of any award otherwise payable to a participant, other than for a Qualified Award to a Covered Employee. The compensation committee also may reduce or eliminate the size of any award otherwise payable to any participant including a Covered Employee. Any such increase or decrease may reflect a participant's individual performance or be based on other factors the compensation committee deems to be relevant. The amount of an award payable to any participant for any Plan Period (as that term is defined in the plan) cannot exceed $4,000,000 for any award where the Plan Period is a calendar year or $4,000,000 per calendar year where the Plan Period is greater than a calendar year.

        An award is generally payable in cash as soon as practicable after the end of the year and certification by the compensation committee of the degree of achievement of the relevant performance goals.

  Amendment and Termination

        The compensation committee has the authority to amend, suspend or terminate the plan at any time. No amendment, suspension or termination of the plan may adversely affect the payment of any award for a year that has already ended, or the payment of an award due upon the occurrence of a change in control, without the consent of the participant.

Plan Benefits

        Awards under the plan are granted at the discretion of the compensation committee and performance criteria may vary from year to year and from participant to participant. Therefore, benefits under the plan are generally not determinable.

        The compensation committee approved performance goals and aggregate target awards for 2011 for a group of 163 key employees, including the Covered Employees, subject to approval of the plan by the company's shareholders for awards to Covered Employees. Awards for 2010 are payable under the plan as previously in effect and are not dependent on approval of the plan by stockholders. Compensation paid and other benefits granted to certain of our executive officers for 2010 are set forth in this proxy statement in the section entitled "Executive Compensation."

NEW PLAN BENEFITS

Management Incentive Compensation Plan

Name and Position	Dollar Value ($)(1)
David E. Berges Chairman and Chief Executive Officer	950,000
Nick L. Stanage President	409,275
Wayne C. Pensky SVP and CFO	254,123
Ira J. Krakower SVP, General Counsel; Secretary	233,929
Robert G. Hennemuth SVP—Human Resources	185,877

Executive Group	2,323,041
Non-Executive Director Group	0
Non-Executive Officer Employee Group	3,983,025

(1)
Calculated based on target awards under MICP.

Federal Income Taxes

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to its Covered Employees. However, compensation which qualifies as "performance-based" is exempt from the $1 million limitation. In order for compensation paid under the plan to a covered person to qualify for this exemption, the material terms of the plan must be approved by stockholders every five years and payments to the executive officer must be based solely on the attainment of pre-established, objective performance goals and must be computed by a pre-established, objective formula or standard. The plan is designed to preserve our opportunity for a tax deduction for cash incentive compensation paid to our Covered Employees.

        Participants will recognize income only upon the receipt of cash under an award. We will generally be entitled to a tax deduction at that time equal to the amount of the award, subject to possible Section 162(m) limitations.

Vote Required

        Approval of the plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE MANAGEMENT INCENTIVE COMPENSATION PLAN

AUDIT COMMITTEE REPORT

        The audit committee is responsible for assisting the Board's oversight of the integrity of our financial statements, our exposure to risk and mitigation of those risks, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications, independence and performance, and our internal audit function. We also recommend to the Board of Directors, subject to stockholder ratification, the selection of our independent registered public accounting firm. We operate under a written charter adopted and approved by the Board of Directors, which was last amended on December 7, 2010.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Our independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States. Our responsibility is to monitor and review these processes.

        We held eight meetings in 2010, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, our independent registered public accounting firm. We also met in executive session, without management present, with our internal auditors. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

        Our independent registered public accounting firm also provided the written disclosures required by PCAOB Rule No. 3526, Communications with Audit Committees Concerning Independence, and we discussed with the independent registered public accounting firm their independence.

        Based on our review and the discussions referred to above, we recommended that the board include our audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. We have also selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, subject to stockholder ratification.

Jeffrey C. Campbell, Chair
W. Kim Foster
David C. Hill
David C. Hurley
    The Members of the Audit Committee

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking the stockholders to ratify the audit committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. In the event the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will consider the appointment of another independent registered public accounting firm.

        PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if she desires to do so and will be available to answer appropriate questions from stockholders.

Fees

  Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for 2010 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings and engagements were approximately $1,803,000. With respect to 2009, the aggregate amount of such fees was approximately $2,365,000.

  Audit-Related Fees

        There were approximately $37,000 in fees billed by PricewaterhouseCoopers LLP in 2010 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2010 under "Audit Fees" above. These fees related primarily to the filing of a French prospectus. With respect to 2009, the amount of such fees was approximately $47,000, related primarily to the MS Dynamics AX pre-implementation and filing of the French prospectus.

  Tax Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2010 and 2009 for professional services rendered for tax compliance, tax advice and tax planning were approximately $490,000 and $481,000, respectively. For both 2010 and 2009, these fees related primarily to research and development tax credit documentation and European tax compliance.

  All Other Fees

        There was an additional $5,200 billed by PricewaterhouseCoopers LLP in 2010 for a one-year license to use their proprietary online accounting research tool and statutory accounting training for our associates in Spain. There were no other fees billed by Pricewaterhouse Coopers LLP in 2009 for professional services rendered to us.

Audit Committee Pre-Approval Policies and Procedures

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm on an annual basis. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service. Committee pre-approval is also required for additional services outside the scope of previously approved services in the event the fees for such additional services, in aggregate, are greater than $25,000 per annum. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the amount of audit and non-audit service fees incurred to date.

        Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company's independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are incurred in accordance with policies and procedures detailed as to the particular service adopted by the company and are brought promptly to the attention of the audit committee.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is directly responsible for appointing the Company's independent registered public accounting firm, regardless of the outcome of this vote. The audit committee is not bound by the outcome of this vote but will, however, consider these voting results when selecting the Company's independent auditor for 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

        We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which we and any of our directors, executive officers, shareholders owning greater than 5% of any class of our securities or any of their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel shall be responsible for such evaluation and possible authorization.

        The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

  •
  the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

  •
  the benefits to us

  •
  the availability of other sources for the product or service that is the subject of the transaction

  •
  the timing of the transaction

  •
  the potential impact of the transaction on a director's independence

  •
  any other factors deemed relevant

Related Person Transactions

        The company had no related person transactions during 2010, and is not currently aware of any proposed related person transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2010, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with, except (i) a Form 4 filed by Mr. David E. Berges on February 2, 2010 inadvertently reported that Mr. Berges acquired 51,983 RSUs and 217,850 NQOs (this was corrected by an amended Form filed on October 1, 2010); (ii) an amended Form 4 filed by Mr. David E. Berges on October 1, 2010 inadvertently omitted 20,152 shares of common stock that were transferred from the Berges 2009 Grantor Retained Annuity Trust I to Mr. Berges (this was corrected by an amended Form 4 filed on January 15, 2011); (iii) a Form 4 filed by Mr. Wayne C. Pensky on February 2, 2010 inadvertently reported that Mr. Pensky acquired 12,679 RSUs and 53,163 NQOs (this was corrected by an amended Form 4 filed on October 1, 2010); (iv) a Form 4 filed by Mr. Ira J. Krakower on February 2, 2010 inadvertently reported that Mr. Krakower acquired 10,957 RSUs and 45,939 NQOs (this was corrected by an amended Form filed on October 1, 2010); (v) a Form 4 filed by Mr. Robert G. Hennemuth on February 2, 2010 inadvertently reported that Mr. Hennemuth acquired 9,554 RSUs and 40,059 NQOs (this was corrected by an amended Form filed on October 1, 2010) and (vi) a Form 4 filed by Mr. Robert G. Hennemuth on August 3, 2010 incorrectly reported the number of shares of common stock held by Mr. Hennemuth was 32,191 shares (this was corrected by amended Form 4 filed on January 27, 2011).

OTHER MATTERS

        As of the date of this proxy statement, the board does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in our proxy materials for the 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing not later than November 19, 2011 to the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3238.

        Our Bylaws require that proposals of stockholders that are made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2012 Annual Meeting of Stockholders be submitted, in accordance with the requirements of our Bylaws, not later than January 6, 2012 in order to be considered timely. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. We may exclude untimely proposals from our 2012 proxy statement. Management proxies will have discretionary authority to vote on the subject matter of the excluded proposal if otherwise properly brought before the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2011

        The proxy statement, annual report to security holders and related materials are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy.

ANNUAL REPORT

        Our Annual Report to Stockholders containing audited consolidated financial statements for the year ended December 31, 2010, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

Stamford, Connecticut
March 18, 2011

Annex A

HEXCEL CORPORATION
MANAGEMENT INCENTIVE COMPENSATION PLAN
As Amended and Restated on January 24, 2011

I. Purpose

        The purpose of this Hexcel Corporation Management Incentive Compensation Plan (the "Plan") is to advance the interests of Hexcel Corporation (the "Company") by providing an incentive for those key employees who have a direct, measurable opportunity to advance the Company's goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan create linkage between individual performance and compensation, align management's interests with the interests of stockholders, and encourage common management objectives and overall corporate success. A further purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162 (m) of the Internal Revenue Code in order to preserve the Company's tax deduction for compensation paid under the Plan to "Covered Employees" (as defined below).

II. Definitions

        (a)   "Affiliate" of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term "Control" shall have the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

        (b)   "Award" shall mean the amount (if any) payable to a Participant in respect of a Plan Period pursuant to the Plan.

        (c)   "Beneficial Owner" (and variants thereof) shall have the meaning given in Rule 13d-3 promulgated under the Exchange Act, modified to ownership pursuant to Section 318(a) of the Internal Revenue Code (the "Code").

        (d)   "Board" shall mean the Board of Directors of the Company.

        (e)   "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company.

        (f)    "Change in Control" shall have the meaning given in Article XIV hereof.

        (g)   "Committee" shall mean the Compensation Committee of the Board (or any duly authorized subcommittee thereof) or such other committee of the Board as may be designated from time to time to administer the Plan.

        (h)   "Covered Employee" shall mean any Eligible Employee who is a "covered employee" within the meaning of Section 162(m)(3) of the Code and Section 1.162-27(c)(2) of the U.S. Department of Treasury Regulations ("Treasury Regulations").

        (i)    "Disability" shall mean that, as a result of the Participant's incapacity due to physical or mental illness or injury, the Participant shall not have performed all or substantially all of the

Participant's usual duties as an employee for a period of more than one-hundred-fifty (150) days in any period of one-hundred-eighty (180) consecutive days.

        (j)    "Eligible Employee" shall mean any officer or employee of the Company or a Subsidiary.

        (k)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (l)    "Participant" shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Plan Period.

        (m)  "Performance Goals" shall mean measures of performance based on one or more criteria established by the Committee which must be met during the Plan Period as a condition of a Participant's receipt of an Award in respect of such Plan Period. Such criteria may relate to the performance of the Company, a Subsidiary, any subsection of the Company's business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria, and shall be based on one or more of the following:

           (I)  earnings, cash flow, customer satisfaction, safety, revenues, financial return ratios, market performance, productivity, costs, shareholder return and/or value, operating profits (including earnings before any or all of interest, taxes, depreciation and amortization), net profits, earnings per share, profit returns or margins, stock price and working capital (or elements thereof); and

          (II)  any other performance measure which the Committee deems appropriate, as well as individual performance objectives.

In determining attainment of a Performance Goal (A) the Committee shall exclude the impact of unusual, non-recurring or extraordinary items attributable to (1) acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its subsidiaries after the goal is established, (3) restructuring activities, (4) disposal of a segment of a business, (5) discontinued operations, (6) the refinancing or repurchase of bank loans or debt securities, (7) unbudgeted capital expenditures, (8) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (9) conversion of some or all of convertible securities to common stock; and (B) the Committee may determine within ninety days after the start of a Plan Period to exclude such other items, each determined according to GAAP (to the extent applicable) as identified in the Company's accounts, financial statements, notes thereto, or management discussion and analysis as may be permitted by Section 162(m) of the Code and the Treasury Regulations.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, and shall include "persons acting as a group" within the meaning of Section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations (or any successor provision).

        (o)   "Plan Period" shall mean one or more calendar years as the Committee may determine, with respect to which any Award may be payable under the Plan. The Committee may not grant to any Covered Employee more than two Awards which either start or end in the same calendar year.

        (p)   "Qualified Award" shall mean an Award to a Covered Employee which is intended to qualify as performance-based compensation under Section 162(m) of the Code.

        (q)   "Restricted Stock Units" shall mean the units in which an Award is partially or wholly payable pursuant to Article VI hereof and which are issuable pursuant to the Hexcel Corporation Management Stock Purchase Plan.

        (r)   "Stock" shall mean shares of common stock of the Company, par value $.01 per share.

        (s)   "Subsidiary" shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests is owned or controlled, directly or indirectly, by the Company.

        (t)    "Target Incentive Award" shall have the meaning given in Section V(A) hereof.

III. Administration

        The Committee shall administer, apply, and interpret the provisions of the Plan, and shall have full power and authority to construe, interpret and carry out such provisions. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee's sole and absolute discretion, and shall be final, conclusive and binding upon all parties. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

IV. Eligibility for Participation

        The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Plan Period. Participation in the Plan in any Plan Period shall not confer any right on any Participant to participate in any subsequent Plan Period.

V. Determination of Awards

        A.    Establishment of Target Incentive Awards and Performance Goals.    No later than ninety (90) days after the beginning of a Plan Period the Committee shall establish for each Participant (i) an award (a "Target Incentive Award") for such Plan Year and the applicable Performance Goals in respect of such Plan Period and (ii) a matrix for determining the amount of Award payable under the Plan as a percentage (which may exceed one hundred (100%) percent) of the Target Incentive Award, derived from the degree of achievement of the applicable Performance Goals. Any Committee (including any subcommittee) taking any such action with respect to a Qualified Award shall be composed of two or more persons, each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. The Performance Goals established by the Committee may be (but need not be) different each Plan Period and different Performance Goals may be applicable to different Participants. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals, each Participant shall be notified in writing of such Target Incentive Award and the corresponding Performance Goals. Performance Goals applicable to a Qualified Award shall be based on one or more of the criteria set forth in paragraph (I) in the definition of Performance Goals, and shall be objectively determinable. Performance Goals applicable to any Award other than a Qualified Award may be based on one or more of the criteria set forth in paragraphs (I) and (II) of the definition of Performance Goals.

        B.    Calculation of Awards.    The Committee shall determine the Award payable to each Participant based on the degree of achievement of the applicable Performance Goals. The Committee may, in its sole discretion (a) increase the size of any Award otherwise payable to any Participant (other than a Qualified Award) or (b) reduce or eliminate the size of any Award otherwise payable to a Participant (including any Qualified Award), in each case to reflect such Participant's individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. The amount of each Award payable to any Covered Employee for any Plan

Period shall not exceed (i) $4,000,000 for any Award where the Plan Period is a calendar year or (ii) $4,000,000 per calendar year where the Plan Period is greater than a calendar year. If a Covered Employee has elected payment of a portion of such Award in Restricted Stock Units ("RSUs") pursuant to Section VI (B) hereof, the amount of the Award, for purposes of the preceding sentence, shall be calculated by valuing the RSU portion as if each RSU were a share of Stock valued at fair market value on the date the Award would have been payable under this Plan had such election not been made.

        C.    Effect of Change of Employment Status.    In the event of a change in employment status of a Participant during the Plan Period, the Committee may, in its sole discretion, adjust the Award matrix (except with respect to a Qualified Award) for the Participant based upon the Participant's new status.

        D.    Effect of Termination of Employment or Change in Control.    Except as otherwise provided in this paragraph, payment of an Award to a Participant for a particular Plan Period shall be made only if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Plan Period. Notwithstanding any other provision of the Plan, in the case of a Participant's voluntary termination of employment with the Company or a Subsidiary, the Committee may, in its sole discretion, authorize the full or partial payment of an Award for such Plan Period, if the Participant was actively employed for at least half of the Plan Period. In the case of a Participant's separation from service due to Disability or death or, in the case of a Participant's involuntary termination of employment by the Company or a Subsidiary other than for Cause, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during the Plan Period, payable in accordance with Article VI below. Any Participant who is terminated during a Plan Period for Cause shall not receive an Award for such Plan Period. In the case of a Change in Control of the Company during a Plan Period, a Participant shall be entitled to receive an Award, prorated for the period of active employment with the Company or a Subsidiary during such Plan Period and prior to the Change in Control, computed as if applicable Performance Goals had been attained at the one hundred (100%) percent level and payable in cash no later than the fifth (5th) day following the Change in Control.

        E.    Forfeiture and Recoupment of Awards.    Notwithstanding any other provision in the Plan or any Award to the contrary, whenever the Company may be entitled or required by law, Company policy or the requirements of an exchange on which the Company's shares are listed for trading, to cause an Award to be forfeited or to recoup compensation paid to the Participant pursuant to the Plan, each Participant shall accept such forfeiture and comply with any Company request or demand for recoupment.

VI. Payment of Awards

        A.    Timing of, and Right to, Payment.    Except as provided in the last sentence of Section V(D) hereof, an Award which becomes payable to a Participant pursuant to Article V hereof shall be paid to the Participant (or the Participant's estate in the event of the Participant's death) as soon as practicable after the end of the Plan Period to which the Award relates, following certification by the Committee of the degree of achievement of the relevant Performance Goals, but in no event later than March 15 of the year following the calendar year in which such Plan Period ended. Except as provided in the last sentence of Section V(D) hereof, no Participant shall have the unconditional right to an Award hereunder until the Plan Period has concluded and the exact amount of the Award (if any) has been determined and certified by the Committee.

        B.    Payment in Cash and/or Restricted Stock Units.    At the election, made in accordance with the terms of the Hexcel Corporation Management Stock Purchase Plan, of each Participant who has been designated by the Committee as a participant in the Management Stock Purchase Plan, up to fifty (50%) percent of the Participant's Award for any Plan Period shall be paid in Restricted Stock Units pursuant to, and subject to the terms and conditions of, the Management Stock Purchase Plan; provided, however, that the Participant's Award for any Plan Period in which a Change in Control occurs shall be paid totally in cash. The Committee, in its discretion, may permit a Participant in the Management Stock Purchase Plan who first becomes employed by the Company or a Subsidiary during a given Plan Period to elect to have up to one-hundred (100%) percent of the Participant's Award for such Plan Period paid in such Restricted Stock Units; provided, however, that such discretion is exercised on or before the date on which the Participant's election is required to become irrevocable under the terms of the Management Stock Purchase Plan. The number of Restricted Stock Units to be paid to a Participant shall be calculated in accordance with the Management Stock Purchase Plan. Payment of the balance of the Participant's Award for such Plan Period (or all thereof if no election of Restricted Stock Units is made by the Participant) shall be made in cash. Payments of portions of any Awards made in Restricted Stock Units pursuant to the Management Stock Purchase Plan may be referred to therein as "purchases" of such Restricted Stock Units.

VII. Deferral Elections

        The Committee may, at its option, establish written procedures pursuant to which Participants are permitted to defer the receipt of Awards payable under the Plan, which shall be incorporated by reference into the Plan. Any procedures established by the Committee during a Plan Period shall only apply with respect to Awards payable for a Plan Period commencing after the Plan Period during which the procedures are established. The procedures, if established, shall be designed to comply with the requirements of Section 409A of the Code.

VIII. Amendment and Termination of Plan

        The Compensation Committee of the Board reserves the right, at any time including during a Plan Period, to amend, suspend or terminate the Plan, in whole or in part, in any manner, and for any reason, and without the consent of any Participant, or other person; provided, that no such amendment, suspension or termination shall adversely affect the payment of any Award for a Plan Period ending prior to the action amending, suspending or terminating the Plan or the payment of any Award payable pursuant to the last sentence of Section V(D) hereof or the rights of a Participant pursuant to any agreement with the Company or any Subsidiary.

IX. Governing Law

        The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

X. Miscellaneous Provisions

        Nothing contained in the Plan shall give any employee the right to be retained in the employment of the Company or a Subsidiary or affect the right of the Company or a Subsidiary to dismiss any employee. The Plan shall not constitute a contract between the Company or a Subsidiary and any employee. Unless approved by the Committee in respect of a particular Plan Period, no Participant shall have any right to be granted an Award hereunder. Nothing contained in the Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

XI. No Alienation of Benefits

        Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of a Participant, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void.

XII. No Right, Title or Interest in Company's Assets

        Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create, or be construed to create, a trust of any kind, or fiduciary relationship between the Company or a Subsidiary and any Participant or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate funds shall be established, and no segregation of assets shall be made, to assure payment thereof.

XIII. No Stock Subject to the Plan

        No shares of Stock shall be reserved for, or issued under, the Plan. To the extent that Awards are paid in Restricted Stock Units, each Restricted Stock Unit shall be issued under, and subject to the terms and conditions of, the Management Stock Purchase Plan.

XIV. Change in Control

        Unless otherwise specified by the Committee at the commencement of a Plan Period, for purposes of the Plan the term "Change in Control" shall mean any of the following events:

        (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the "Total Fair Market Value") or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the "Total Voting Power"); excluding, however, the following: (I) any acquisition by the Company or any of its Controlled Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction that meets the requirements of clauses (A) and (B) of subsection (4) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

        (2)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (1) above; or

        (3)   a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, any individual who becomes a director subsequent to such effective date, whose election, or nomination for election, by the Company's stockholders was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent

Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

        (4)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of the Company and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding common stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations (or any successor provision), shall not be considered a Change in Control for purposes of this Plan.

XV. Interpretation

        The Plan is designed and intended to comply with Section 162 (m) of the Code with respect to all Qualified Awards granted under this Plan, and the Plan shall be construed in a manner to so comply.

XVI. Effective Date

        On January 24, 2011, the Compensation Committee authorized this amended and restated Plan. This amended and restated Plan shall become effective upon approval by the stockholders of the Company (the "Effective Date"). Notwithstanding the foregoing, all Target Incentive Awards outstanding prior to this amendment and restatement shall remain outstanding under the terms of the Plan as in effect prior to the Effective Date.

ANNUAL MEETING OF STOCKHOLDERS OF HEXCEL CORPORATION May 5, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of directors (check one box only): O Joel S. Beckman O David E. Berges O Lynn Brubaker O Jeffrey C. Campbell O Sandra L. Derickson O W. Kim Foster O Thomas A. Gendron O Jeffrey A. Graves O David C. Hill O David L. Pugh 2. Advisory vote to approve executive compensation 3. Advisory vote on frequency of conducting an advisory vote regarding executive compensation 4. Approval of Management Incentive Compensation Plan 5. Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm 6. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. PROXIES WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED OR IN THE ABSENCE OF INSTRUCTIONS, WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1, FOR ITEMS 2, 4 AND 5, FOR AN ANNUAL FREQUENCY REGARDING PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2, 4 AND 5, AND FOR AN ANNUAL FREQUENCY REGARDING PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 21030403030000000000 0 050511 2 years 3 years ABSTAIN 1 year FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 14475 HEXCEL CORPORATION Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To be held on May 5, 2011 This Proxy is Solicited by the Board of Directors of Hexcel Corporation The undersigned stockholder of Hexcel Corporation (“Hexcel”) hereby appoints David E. Berges, Wayne C. Pensky and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of Common Stock of Hexcel held of record by the undersigned on March 15, 2011 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 5, 2011 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 18, 2011, receipt of which is hereby acknowledged. (Continued and to be signed on the reverse side)